As filed with the Securities and Exchange Commission on June 2, 2011

Registration No. 333-171727

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6
TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHINA RESOURCES DEVELOPMENT INC.

(Exact name of registrant as specified in its constitutional documents)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

China Resources Development Inc.
c/o SSC Mandarin Investment Group Limited
1402 China Resources Building
26 Harbour Road, Wanchai
Hong Kong
852-2504-2333

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robin Lee, Chief Executive Officer
China Resources Development Inc.
c/o SSC Mandarin Investment Group Limited
1402 China Resources Building
26 Harbour Road, Wanchai
Hong Kong
852-2504-2333

Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
(212) 818-8800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile	Thomas J. Ivey, Esq. Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1100 Palo Alto, California 94301 (650) 470-4500 (650) 470-4570 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $.001 par value, and one Warrant(2)	5,750,000 Units	$10.00	$57,500,000	$6,675.75
Ordinary Shares included as part of the Units(2)	5,750,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	5,750,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Units(4)	5,750,000 Shares	$11.50	$66,125,000	$7,677.11
Total			$123,625,000	$14,352.86	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 750,000 Units and 750,000 Ordinary Shares and 750,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.
(5)	The filing fee has previously been paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 2, 2011

PRELIMINARY PROSPECTUS

$50,000,000

China Resources Development Inc.

5,000,000 Units

China Resources Development Inc. is a Cayman Islands exempted company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region although we initially intend to focus on businesses located in or serving the People’s Republic of China that are engaged primarily in the basic minerals mining and related industries. If we have not completed a business combination by , 2013 [twenty four months from the closing of this offering], our corporate existence will cease and we will distribute the proceeds held in the trust account (described below) to our public shareholders.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $11.50. Each warrant will become exercisable upon the completion of an initial business combination and will expire five years after the completion of an initial business combination, or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments, if any.

There is presently no public market for our units, ordinary shares or warrants. The ordinary shares and warrants will begin separate trading five trading days following the earlier to occur of the expiration or termination of the over-allotment option and its exercise in full. We intend to apply to have the units, and the ordinary shares and warrants once they begin separate trading, listed on the NASDAQ Stock Market under the symbols CRDIU, CRDI and CRDIW, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Per Unit	Total Proceeds
Public offering price	$10.00	$50,000,000
Underwriting discounts and commissions(1)(2)	$0.30	$1,500,000
Proceeds, before expenses, to us	$9.70	$48,500,000

(1)	This amount does not include contingent underwriting fees in an amount equal to 3% of the total amount disbursed to us or our target business from our trust account upon closing of our initial business combination, after taking into account any repurchases or conversions of shares as described elsewhere in this prospectus (“Closing Cash”); provided, however, that 0.8% of the Closing Cash may be retained by us and distributed, in our sole discretion, to firms who may or may not be underwriters who are instrumental in advising or assisting us in connection with the completion of our initial business combination. The contingent underwriting fees are payable only upon consummation of our initial business combination.
(2)	This amount does not include payment of an advisory fee in an aggregate amount of $600,000 to Global Strategic Partners Limited (“GSPL”), an entity controlled by John F. Ambruz, a member of our board of directors, for assisting us with our formation and this offering.

Upon consummation of the offering, an aggregate of $50,250,000 or $10.05 per unit sold to the public in this offering (or $57,525,000 or approximately $10.00 per unit sold to the public in the offering if the over-allotment option is exercised in full) will be deposited into a trust account at Morgan Stanley Smith Barney, maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination and our liquidation upon our failure to consummate a business combination within the required time period (which may not occur until , 2013).

The underwriters are offering the units on a firm-commitment basis. The underwriters expect to deliver the units to purchasers on or about ______, 2011.

Lazard Capital Markets

Ladenburg Thalmann & Co. Inc.

Chardan Capital Markets, LLC                                              I-Bankers Securities, Inc.

________, 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to China Resources Development Inc.;
•	“initial shareholders” refers to all of our shareholders immediately prior to this offering, including all of our officers and directors to the extent they hold such shares;
•	“initial shares” refers to the 1,437,500 ordinary shares currently held by our initial shareholders (including up to an aggregate of 187,500 ordinary shares subject to compulsory repurchase by us to the extent that the underwriters’ over-allotment option is not exercised in full) after taking into account a repurchase by us of an aggregate of 718,750 ordinary shares from our initial shareholders in May 2011;
•	“insider warrants” refers to the 6,000,000 warrants we are selling privately to our officers upon consummation of this offering;
•	references to “China” or the “PRC” refer to the People’s Republic of China, for purposes of this prospectus, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;
•	references to “US Dollars” and “$” are to the legal currency of the United States;
•	references to “RMB” refer to Renminbi, the legal currency of the PRC;
•	“Companies Law” refers to the Companies Law (2010 Revision) of the Cayman Islands as amended from time to time;
•	the term “public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our initial shareholders to the extent that they purchase such shares; and
•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a Cayman Islands company incorporated on December 6, 2010 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for a tax exemption undertaking from the Cayman Islands government. If granted, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We were formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” While our efforts to identify a prospective target business will not necessarily be limited to a particular industry or geographic region, we initially intend to focus on businesses located in or serving the PRC that are engaged primarily in the basic minerals mining and related industries.

We believe that the Chinese mineral mining industry is an attractive area to initially focus our search for potential target businesses for a variety of reasons, including a large and growing Chinese economy, significant demand in China for mineral resources, industry trends toward modernization and reserve development, and favorable governmental support. However, business combinations with companies in China generally, and in the basic minerals mining and related industries specifically, entail special risks and may involve compliance with detailed regulatory requirements. See the sections titled “Risk Factors — Risks related to China and Basic Minerals Mining and Related Industries” and “Proposed Business — Government Regulations” for a complete discussion of such risks and regulatory requirements.

Certain of our officers and directors have extensive experience advising companies and sourcing mining projects in China, managing the operation of mines in China, acquiring and investing in mining companies and helping to raise growth capital for companies doing business in China. Robin Lee, our Chairman and Chief Executive Officer, is Group Chairman of SSC Mandarin Financial Services Limited (“SSCM”), a Hong Kong-based corporate finance advisory firm that provides financial advice to international companies with respect to mining industry acquisitions in China. He has over 27 years of financial and M&A advisory, banking, and public and private corporate finance experience, much of which has been focused on the Chinese mineral mining industry. In addition, Mr. Lee and several of our other officers and directors were officers and directors of China Mining Resources Holdings Limited (“China Mining”), a blank check company formed for the purpose of acquiring one or more operating businesses, with an expected focus on businesses located in or serving the PRC that were engaged primarily in the mineral mining industry and related industries. Due to market conditions, China Mining never completed its initial public offering and did not engage in any substantive operations.

Potential investors should be aware of certain potential conflicts of interest that may exist between us and our officers and directors, detailed in the section titled “Management — Conflicts of Interest.” In particular, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us prior to the consummation of our initial business combination.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

If we have not completed a business combination by ________, 2013 [twenty four months from the closing of this offering], we will liquidate the trust account and distribute the proceeds held therein to our public shareholders and dissolve.

Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing in order to complete our initial business combination. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless either we or our public shareholders acquire at least a controlling interest in the target business (meaning not less than 50.1% of the voting equity interests in the target or all or substantially all of the assets of such target, or 49.9% of the voting equity interests in the target where the applicable PRC laws mandate the Chinese partner maintain ownership of a majority of the voting equity of the target business, in which case we would utilize contractual arrangements (described in detail in the section titled “Proposed Business — Government Regulations — Contractual Arrangements”) to ensure we acquire control of the target business).

In connection with any proposed business combination, we will either (i) seek shareholder approval of an initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, in each case subject to the limitations described herein. All shares sold to us in connection with any tender offer will be effectuated as repurchases under Cayman Islands law. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. The amount in the trust account is initially anticipated to be approximately $10.05 per share (or approximately $10.00 if the over-allotment option is exercised in full). Unlike other blank check companies that require shareholder votes in conjunction with their initial business combinations even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934, as amended, or Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the Securities and Exchange Commission, or SEC, which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules in connection with a shareholder vote. We will consummate our initial business combination only if holders of less than approximately 90% of the shares sold in this offering elect to convert (in the case of a shareholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination. However, if we purchase up to 20% of the shares sold in this offering (as described elsewhere in this prospectus), the 90% conversion threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer.

We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Accordingly, as a result of our conversion threshold, we may have a net equity investment into our target business of only $5,000,000, which could substantially limit our options regarding business combinations.

In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, our initial shareholders, as well as all of our officers and directors, have agreed not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination or to sell their shares to us pursuant to any tender offer described above.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, John F. Ambruz, one of our directors, is the only member of our board of directors who resides in the United States. All of our other directors, and all of our officers, are nationals or residents of jurisdictions other than the United States, including the PRC, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extraction treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

Our principal executive offices are located at c/o SSC Mandarin Investment Group Limited (“SSCMG”), 1402 China Resources Building, 26 Harbour Road, Wanchai, Hong Kong and our telephone number is 852-2504-2333.

The Offering

Securities offered
5,000,000 units, at $10.00 per unit, each unit consisting of one ordinary share and one warrant.
Trading commencement and separation of ordinary shares and warrants
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading five trading days following the earlier to occur of the expiration or termination of the over-allotment option and its exercise in full, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.
Once the ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.
We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option has been exercised as of the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.
Securities being purchased by insiders
In December 2010 and January 2011, our initial shareholders purchased an aggregate of 2,156,250 ordinary shares for $25,000, or approximately $0.01 per share. In May 2011, we repurchased an aggregate of 718,750 ordinary shares from our initial shareholders, for an aggregate of $0.01, leaving our initial shareholders with 1,437,500 initial shares. Such repurchase was made solely to maintain our initial shareholders’ ownership interest in our ordinary shares at 20%. Each initial shareholder contributed its pro rata portion of the aggregate 718,750 shares that were repurchased by us based on the total number of shares each shareholder held at the time. The 1,437,500 initial shares currently held by the initial shareholders includes an aggregate of up to 187,500 ordinary shares subject to compulsory repurchase by us to the extent that the over-allotment option is not exercised by the underwriters in full. We will repurchase only a number of ordinary shares necessary to maintain the initial shareholders’ 20% ownership interest in our ordinary shares after giving effect to this offering and exercise, if any, of the underwriters’ over-allotment option.
Simultaneously with the consummation of this offering, our officers will purchase 6,000,000 insider warrants at $0.50 per warrant (for a total purchase price of $3,000,000) pursuant to letter agreements among us. These purchases will take place on a private placement basis. The amounts to be paid upon consummation of the private placement will be placed in escrow with our counsel prior to the effectiveness of the registration statement of which this prospectus forms a part. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their permitted transferees. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination.
Ordinary shares:
Number outstanding before this offering
1,437,500 shares(1)
Number to be outstanding after this offering
6,250,000 shares(2)
Warrants:
Number outstanding before this offering
0 warrants
Number to be sold to insiders
6,000,000 warrants
Number to be outstanding after this offering and sale to insiders
11,000,000 warrants
Exercisability
Each warrant is exercisable for one ordinary share.
Exercise price
$11.50. No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective and current within a specified period following the consummation of our initial business combination, public warrant holders may, until such time as there is an

(1)	This number includes an aggregate of 187,500 ordinary shares held by our initial shareholders that are subject to compulsory repurchase by us if the over-allotment option is not exercised by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 ordinary shares held by our initial shareholders have been compulsorily repurchased by us.

effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, provided that such exemption is available. If that exemption is not available, holders will not be able to exercise their warrants on a cashless basis.
Exercise period
The warrants will become exercisable upon the completion of an initial business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.
Redemption
We may redeem the outstanding warrants (excluding the insider warrants and any other warrants we may issue to our officers, directors, initial shareholders or their affiliates as described elsewhere in this prospectus):
• in whole and not in part,
• at a price of $0.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $17.50 per share for any 20 trading days within the 30 trading day period ending three business days before we send the notice of redemption, and

•

if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants throughout the 30-day notice period and until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $17.50 trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a differential between the then-prevailing share price and the warrant exercise price.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.
Listing of our securities and proposed symbols
There is presently no public market for our units, ordinary shares or warrants. We intend to apply to have the units, and the ordinary shares and warrants once they begin separate trading, listed on the NASDAQ Stock Market under the symbols CRDIU, CRDI and CRDIW, respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of the NASDAQ Stock Market, which generally only require that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, we cannot assure you that our securities will continue to be listed on the NASDAQ Stock Market as we might not in the future meet certain continued listing standards.
Offering proceeds to be held in trust
$47,250,000 of the net proceeds of this offering (or $54,525,000 if the over-allotment option is exercised in full), plus the $3,000,000 we will receive from the sale of the insider warrants, for an aggregate of $50,250,000 or $10.05 per unit sold to the public in this offering (or an aggregate of $57,525,000 or approximately $10.00 if the over-allotment option is exercised in full), will be placed in a trust account at Morgan Stanley Smith Barney, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, these proceeds will not be released until the earlier of the completion of an initial business combination and our liquidation upon our failure to consummate a business combination within the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account (i) amounts necessary to purchase up to 20% of the shares sold in this offering, as described in more detail below, (ii) any interest earned on the funds in the trust account that we need to pay our income or other tax obligations and (iii) any remaining interest earned on the funds in the trust account that we need for our working capital requirements. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (which amount will be approximately $350,000); provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The note would either be paid upon consummation of our initial business combination, without interest or, at the holder’s option, converted into warrants at a price of $0.50 per warrant. These warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our initial shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:
• repayment at the closing of this offering of an aggregate of $186,493 of non-interest bearing loans made by SSCMG, an affiliate of Robin Lee, our Chairman and Chief Executive Officer;
• payment of $10,000 per month to SSCMG;

•

payment of an advisory fee in an aggregate amount of $600,000 to GSPL, an entity controlled by John F. Ambruz, a member of our board of directors, for assisting us with our formation and this offering;

• the potential payment of an additional advisory fee to GSPL for assisting us with consummating our initial business combination (although no arrangement has been agreed to as of the date of this prospectus); and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our audit committee will review and approve all reimbursements and payments made to any initial shareholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.
Shareholder approval of, or tender offer in connection with, initial business combination
In connection with any proposed initial business combination, we will either (i) seek shareholder approval of such initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote to approve the proposed business combination) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. The amount in the trust account is initially anticipated to be approximately $10.05 per share, or approximately $10.00 per share if the underwriters’ over-allotment option is exercised in full. Unlike other blank check companies that require shareholder votes even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules in connection with a shareholder vote. We will consummate our initial business combination only if holders of less than approximately 90% of the shares sold in this offering elect to convert their shares (in the case of a shareholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination. However, if we purchase up to 20% of the shares sold in this offering (as described below), the 90% conversion threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer.
Our initial shareholders have agreed (i) to vote their shares in favor of any proposed business combination, (ii) not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination and (iii) not to sell their shares to us pursuant to any tender offer described above.
The 90% threshold is different from the thresholds used by most blank check companies. Traditionally, blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to convert more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public shareholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business transaction.
Public shareholders who convert or sell their shares will continue to have the right to exercise any warrants they may hold if the business combination is consummated.
Shareholder approval procedures if meeting held
If we seek shareholder approval of any proposed initial business combination, we will not consummate any such business combination unless it is approved by a majority of the outstanding shares voted at the meeting to approve such business combination.
In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.
If a shareholder meeting is held, we will proceed with a business combination only if (i) a majority of the outstanding ordinary shares voted are voted in favor of the business combination (provided that a quorum is in attendance at the meeting, in person or by proxy) and (ii) public shareholders owning less than approximately 90% of the total number of shares sold in this offering exercise their conversion rights described below (or such lesser percentage after reduction as a result of repurchases of shares), regardless of whether they are voting for or against the proposed business combination.
Additionally, if holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the purchase of such shares at the closing of such business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that (A) the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and (B) holders of fewer than approximately 90% of the total number of shares sold in this offering demand conversion of their shares into cash, regardless of whether they are voting for or against the proposed business combination, where it appears that such requirements would otherwise not be met. All shares to be purchased pursuant to such arrangements would be voted in favor of the proposed business combination. The maximum cash purchase price that will be offered by us to the holders of shares will be the per-share conversion price at the time of the business combination. However, if we pay fees to third parties (“aggregators”) to assist us in purchasing shares (and thereby influencing the vote), such fees could reduce the resulting per share book value of our combined company following the transaction. The proxy materials sent to shareholders in connection with a vote on a proposed business combination would disclose the risks of engaging aggregators and that the fees payable to such aggregators could have an impact on the resulting per share book value following the transaction. The depletion of the funds in our trust account used for the foregoing purposes could impact our ability to consummate the business combination (for instance, if a condition to consummating the business combination is that the target has access to a minimum amount of funds from our trust account following the closing). Additionally, the funds in our trust account that are so used will not be available to us after the merger and therefore we may not have sufficient funds to effectively operate our business going forward. Nevertheless, we believe entering into these types of transactions could still be in our remaining shareholders’ best interests by allowing us to complete an initial business that is favored by our remaining shareholders.
Conversion rights if shareholder meeting held
In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that we convert his shares into a pro rata share of the trust account. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering. Accordingly, all shares purchased by a holder or any group in excess of approximately 9.99% of the shares sold in this offering will not be converted to cash. We believe this restriction will prevent an individual shareholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a shareholder’s or group’s ability to convert no more than 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.
We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker

$45 and it would be up to the broker whether or not to pass this cost on to the converting holder. Following consummation of such business combination, the transfer agent will then instruct the Cayman Islands Registrar of Companies to update our Register of Shareholders to reflect all conversions.
The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder in a matter of hours, whether or not he is a record holder or his shares are held in “street name,” by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact. Please see the risk factor titled “If we hold a meeting to approve a business combination, we may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” for further information on the risks of failing to comply with these requirements.
Permitted repurchases of shares
If we seek shareholder approval of our initial business combination instead of engaging in a tender offer, prior to the consummation of such business combination, there can be released to us from the trust account amounts necessary to repurchase up to 20% of the shares sold in this offering (1,000,000 shares, or 1,150,000 shares if the over-allotment option is exercised in full). Purchases can take place at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date immediately prior to the vote held to approve such business combination. Repurchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that repurchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume of purchases) under the Exchange Act (although the purchases will not actually be effectuated under Rule 10b-18) at prices (inclusive of commissions) not to exceed the per-share amount then held in trust (initially approximately $10.05 per share, or approximately $10.00 if the over-allotment option is exercised in full). We can repurchase any or all of the 1,000,000 shares (or 1,150,000 shares if the over-allotment option is exercised in full) we are entitled to repurchase. It will be entirely in our discretion as to how many shares are repurchased, when repurchases are made and at what prices (including, although unlikely, at prices that might be higher than the initial public offering price provided the price does not exceed the per-share amount then held in trust). Repurchasing decisions will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares repurchased by us will be immediately cancelled.
Because public shareholders have the right to seek conversion of their shares as described above, such shareholders would be entitled to receive a pro rata share of the funds held in our trust account if the transaction is consummated. Accordingly, such a shareholder would have to wait until after the closing of the proposed business combination in order to receive his share of the funds in the trust account. Alternatively, such a shareholder could seek to sell his shares in the open market prior to the consummation of a proposed business combination. Our ability to repurchase such shares at prices not to exceed the per-share amount then held in trust could provide a readily available market for a public shareholder wishing to sell his shares. At the same time, by agreeing to pay no more than the per-share amount then held in trust for such shares, the resulting per-share conversion or liquidation price for all of our other public shareholders increases (or at worst, remains constant) because we may have paid less to the selling shareholder than we would have had to pay had such shareholder sought conversion of his shares.
The foregoing may have the effect of making it easier for us to complete our initial business combination because there would be fewer shares outstanding held by shareholders that might have had the intention of voting against any proposed business combination following such repurchases. However, if we made such repurchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing, resulting in less cash available for use as working capital following the business combination.
Liquidation if no business combination
As described above, if we fail to consummate a business combination by __________, 2013 [twenty four months from the closing of this offering], it will trigger our automatic dissolution and liquidation pursuant to the terms of our Amended and Restated Memorandum and

Articles of Association, which has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law. We will not take any action, nor will we seek shareholder approval, to extend the time period in which we must consummate an initial business combination.
The amount in the trust account (less $5,000 representing the aggregate nominal par value of the shares of our public shareholders) under the Companies Law will be treated as share premium which is distributable under the Companies Law provided that immediately following the date on which the distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest) (subject to our provision for creditors). We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable. We have not obtained any such waiver agreements as of the date of this prospetus.
Robin Lee has contractually agreed that, if we liquidate prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Mr. Lee would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, Mr. Lee would be obligated to indemnify us for such excess unless the party executed a waiver agreement. Our board has questioned Mr. Lee on his financial net worth and reviewed certain financial information provided by him and believes he will be able to satisfy any indemnification obligation that may arise. However, we cannot assure you that Mr. Lee will be able to satisfy those obligations if he is required to do so. Furthermore, as our board cannot waive these indemnification obligations, because it would be a breach of their fiduciary obligations, if Mr. Lee refused to satisfy his obligations, we would be required to bring a claim against him to enforce our indemnification rights. Accordingly, although such agreement is a legally binding obligation on the part of Mr. Lee, as he is a resident of a jurisdiction other than the Cayman Islands, we may have difficulty enforcing our rights under such agreement. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate because we have not completed a business combination within the required time periods, will not be less than approximately $10.05 (or approximately $10.00 if the over-allotment option is exercised in full).
Our initial shareholders have waived their rights to participate in any liquidation distribution from the trust account with respect to their initial shares. We will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, Robin Lee has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.
Escrow of initial shares
On the date of this prospectus, all of our initial shareholders will place their initial shares into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be released from escrow until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The limited exceptions include transfers (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement. Our initial shareholders have agreed that up to a maximum of 187,500 of the initial shares will be compulsorily repurchased by us if the underwriters’ over-allotment option is not exercised in full to the extent necessary to ensure that the number of shares they hold equals 20% of the outstanding ordinary shares after this offering and the exercise, if any, of the underwriters’ over-allotment option.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 20 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2010	March 31, 2011
	Actual	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(64,139)	$(201,533)	$50,620,070
Total assets	60,000	253,856	50,620,070
Total liabilities	(64,139)	(233,786)	—
Value of ordinary shares which may be converted into cash	—	—	45,225,000
Shareholders’ equity	$(4,139)	$20,070	$5,395,070

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The “as adjusted” working capital and total assets amounts include the $50,250,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account, less amounts we are permitted to withdraw as described in this prospectus, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not proceed with a business combination if public shareholders owning approximately 90% or more of the total number of shares sold in this offering exercise their conversion rights in connection with a shareholder meeting we hold or sell their shares back to us pursuant to any tender offer we may engage in. However, if we purchase up to 20% of the shares sold in this offering (as described elsewhere in this prospectus), the 90% conversion threshold will be reduced in direct proportion to the percentage of shares purchased by us.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to this offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to tender or convert their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination.

It is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. For instance, the rules of the NASDAQ Stock Market currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable and we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination.

We may issue ordinary or preferred shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

As of the date of this prospectus, our amended and restated memorandum and articles of association authorize the issuance of up to 50,000,000 ordinary shares, par value $0.001 per share, and 1,000,000 preferred shares, par value $.001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 32,750,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants). Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares, or a combination of ordinary shares and preferred shares, to complete a business combination. The issuance of additional ordinary shares or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, issuing debt securities could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

If the net proceeds of this offering are insufficient to allow us to operate for at least the next 24 months, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

The funds held in the trust account may not earn significant interest and, as a result, we may be limited to the funds held outside of the trust account to fund our search for target businesses, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, $350,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Interest rates on permissible investments for us have been less than 1% over the last several months. Accordingly, if we do not earn a sufficient amount of interest on the funds held in the trust account and use all of the funds held outside of the trust account, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial shareholders to operate or may be forced to cease searching for a target business. Our initial shareholders are under no obligation to loan us any funds. Our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion for our working capital needs. Each loan would be evidenced by a promissory note. The note would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s option, converted into warrants at a price of $0.50 per warrant.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders may be less than $10.05.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return to our public shareholders at least $10.05 (or approximately $10.00 if the over-allotment option is exercised in full).

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated memorandum and articles of association provide that we will liquidate and distribute the trust account twenty four months from the closing of this offering if a business combination has not been consummated by such time. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such distribution. Third parties or our company, under the control of a court appointed liquidator, may seek to recover from our shareholders amounts distributed to them by us.

If we are unable to consummate a transaction within the required time periods, upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis,” if at all.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the public warrant at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933. As a result, the number of ordinary shares that holders will receive upon exercise of the public warrants will be fewer than it would have been had such holder exercised his warrant for cash. Furthermore, if an available exemption from registration does not exist pursuant to Section 3(a)(9) of the Securities Act, holders will not be able to exercise their warrants on a cashless basis and such warrants may expire worthless. If we are unable to maintain a current and effective prospectus, the potential “upside” of the holder’s investment in our company may be reduced or may be rendered completely worthless. Notwithstanding the foregoing, the insider warrants and any other warrants that may be issued to our officers, directors, initial shareholders or their affiliates as described elsewhere in this prospectus may be exercisable for unregistered ordinary shares for cash even if the prospectus relating to the ordinary shares issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. If the ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if the holders of a majority of the warrants approve of such amendment.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We are not limited to any geographic location or industry and may consummate a business combination with a company in any region or industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. We may not properly ascertain or assess all of the significant risk factors relating to a particular industry or target business. An investment in our units may also not ultimately prove to be favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, our assessment of these individuals may not prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. Our key personnel may not remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

We may consummate a business combination with a target business in any geographic location or industry we choose. Our officers and directors may not have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our officers and directors have their most experience, our management may determine to retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other appropriate arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of our initial business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination.

Our officers, directors and their respective affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. As a result, a potential target business may be presented to another entity prior to its presentation to us and this may negatively impact our ability to complete a business combination.

Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own ordinary shares that were issued prior to this offering. Such individuals have waived their right to receive distributions from the trust account with respect to their initial shares if we are unable to consummate a business combination. Additionally, they are purchasing the insider warrants which will expire worthless if we do not complete an initial business combination. Furthermore, GSPL, an entity controlled by John F. Ambruz, a member of our board of directors, will receive a portion of its advisory fee for assisting us with this offering in the amount of $325,000 upon consummation of our initial business combination. GSPL may also receive an additional advisory fee for assisting us with consummating our initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. If this were the case, it would be a breach of their fiduciary duties to us under the Companies Law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

Unless we complete a business combination, our officers, directors, initial shareholders and their affiliates will not receive reimbursement for any out-of-pocket expenses they incur on our behalf if such expenses exceed the available funds held outside of the trust and the interest income that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our officers, directors, initial shareholders and their affiliates will be entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. However, they will not receive such reimbursement to the extent that such expenses exceed the $350,000 held outside of the trust account and interest income on the trust account balance that may be released to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements. These individuals may, as part of our initial business combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our officers and directors to view such potential business combination unfavorably. Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If we do not complete a business combination, the loans will be forgiven. Accordingly, the personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. If this were the case, it would be a breach of their fiduciary duties to us under the Companies Law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

The NASDAQ Stock Market may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the NASDAQ Stock Market, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of the NASDAQ Stock Market, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, our securities may not continue to be listed on the NASDAQ Stock Market in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the NASDAQ Stock Market will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We may not be able to meet those initial listing requirements at that time.

If the NASDAQ Stock Market delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;
•	a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our shareholders to exercise their conversion rights or sell their shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise conversion rights or alternatively seek to sell their shares to us in a tender offer, we may either need to reserve part of the trust account for possible payment upon such conversion or sales, or we may need to arrange third party financing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

If we have a vote to approve a business combination, we will offer each public shareholder the option to vote in favor of a proposed business combination and still seek conversion of his, her or its shares, which may make it more likely that we will consummate a business combination.

If we seek shareholder approval of any business combination, we will offer each public shareholder (but not our initial shareholders) the right to have his, her or its ordinary shares converted to cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination. We may proceed with a business combination as long as public shareholders owning less than approximately 90% of the total number of shares sold in this offering exercise their conversion rights, regardless of whether they are voting for or against the proposed business combination. Accordingly, public shareholders owning up to 4,500,000 of the shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to convert their shares only when they vote against a proposed business combination. Furthermore, our conversion threshold of approximately 90% is significantly higher than the more typical threshold of between 20% and 40%. This higher threshold and the ability to seek conversion while voting in favor of our proposed business combination may make it more likely that we will consummate a business combination.

If we hold a shareholders meeting to approve a business combination, public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

If we seek shareholder approval of any business combination, we will offer each public shareholder (but not holders of our initial shares) the right to have his, her, or its ordinary shares converted into cash. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold shares in excess of such 10% threshold or sell them in the open market. The value of such excess shares may not appreciate over time following a business combination and the market price of our ordinary shares may not exceed the per-share conversion price.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds prior to the consummation of our initial business combination to repurchase our ordinary shares. This may have the effect of making it easier for us to complete our initial business combination.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date immediately prior to the vote held to approve such business combination to repurchase ordinary shares as described in this prospectus. As there would be fewer shares outstanding following such repurchases that might have had the intention of voting against any proposed business combination, it may make it easier for us to consummate such a business combination. Furthermore, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may be required to seek additional financing in order to complete the business combination. Moreover, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if we repurchase up to the maximum number of shares we may repurchase using trust fund proceeds and a significant number of holders exercise their conversion rights, we will have less cash available to use toward consummating our business combination and furthering our business plans following a business combination and may need to arrange third party financing.

If we hold a meeting to approve a business combination, we may use funds in our trust account to repurchase shares at the closing of our business combination from holders who have indicated an intention to convert their shares.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may privately negotiate arrangements to provide for the repurchase of such shares at the closing of the business combination using funds held in the trust account. We will pay no more than the pro rata portion of the trust account to repurchase such shares (plus any fees we may need to pay an aggregator to assist us with repurchasing such shares). The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and that holders of fewer than approximately 90% of the total number of shares sold in this offering demand conversion of their shares into cash where it appears that such requirements would otherwise not be met. This may result in the approval of a business combination that may not otherwise have been possible. Additionally, as a consequence of such repurchases,

•	the funds in our trust account that are so used will not be available to us after the merger; and
•	the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange.

If we hold a meeting to approve a business combination, we may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

If we hold a meeting to approve a business combination, we may require public shareholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the shareholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes significant time for shareholders to deliver their shares through the DWAC System, shareholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If, in connection with any meeting held to approve a proposed business combination, we require public shareholders who wish to convert their shares to comply with specific requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If, in connection with any meeting held to approve a proposed business combination, we require public shareholders who wish to convert their shares to comply with specific requirements for conversion and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Because of our limited resources and structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing in order to complete our initial business combination. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our initial shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our initial shareholders will collectively own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions. However, our officers, directors, initial shareholders or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to assist us in consummating our initial business combination. In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, if we repurchase shares sold in this offering as indicated elsewhere in this prospectus, such 20% block could represent as much as approximately 24% depending on the number of shares we ultimately repurchase.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no requirement under the Companies Law for a Cayman Islands company to hold annual or general meetings or our shareholders to be granted the right to elect directors. Accordingly, shareholders would not have the right to such a meeting or election of directors, nor are there any remedies available to shareholders in the event that we do not hold such a meeting or election. As a result, it is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial shareholders will continue to exert control at least until the consummation of a business combination.

Our initial shareholders paid an aggregate of $25,000, or approximately $0.02 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to the investors in this offering. Our initial shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 69.2% or $6.92 per share (the difference between the pro forma net tangible book value per share $3.08, and the initial offering price of $10.00 per unit). This is because investors in this offering will be contributing approximately 99.95% of the total amount paid to us for our outstanding securities after this offering but will only own 80% of our outstanding securities. Accordingly, the per-share purchase price you will be paying substantially exceeds our per share net tangible book value.

Our outstanding warrants may have an adverse effect on the market price of ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 5,000,000 ordinary shares as part of the units offered by this prospectus and the insider warrants to purchase 6,000,000 ordinary shares. We may also issue additional warrants to our officers, directors, initial shareholders or their affiliates upon conversion of promissory notes issued to such persons for loans made to supplement our working capital requirements, as described elsewhere in this prospectus. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

We may redeem the warrants at a time that is not beneficial to public investors.

We may call the public warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. If we call the public warrants for redemption, public shareholders may be forced to accept a nominal redemption price or sell or exercise the warrants when they may not wish to do so.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any warrants held by our initial shareholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our initial shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of the insider warrants and any other warrants we issue to them (and the underlying ordinary shares) at any time after we consummate a business combination. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Furthermore, it is possible that we will consummate a business combination where we are able to acquire only 49.9% of the voting equity interests in the target where applicable PRC laws mandate the Chinese partner maintain ownership of a majority of the voting equity of the target business. If we are unable to enter into contractual arrangements that provide for us to obtain control of the target, we could be subject to the Investment Company Act of 1940. If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Since we are a blank check company, the determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies; and
•	general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, have advised us, that there is uncertainty as to whether the courts of the Cayman Islands would:

(i)	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or
(ii)	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that: (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

We may complete a business combination with a target business that is privately held, which may present certain challenges to us, including the lack of available information about these companies.

We may complete a business combination with a target business that is privately held. Generally, very little public information exists about such companies, and we would be required to rely on the ability of our management team to obtain adequate information to evaluate the potential returns from investing in one of these companies. If we are unable to uncover all material information about such a target business, we may not make a fully informed investment decision, and we may lose money on our investments.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business. Furthermore, factors outside of the target business and outside of our control may later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Although these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

We are only required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, in certain limited situations, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

We are not required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that the price we are paying for any target business is fair to our company from a financial point of view unless we consummate our initial business combination with an entity which is affiliated with any of our initial shareholders or with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which our existing shareholders, executive officers or directors are affiliated. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we may combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations;
•	challenges in collecting accounts receivable;
•	cultural and language differences; and
•	employment regulations.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements and remedies may not be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and a majority of our officers and directors will reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

The requirement that we complete an initial business combination within 24 months from the consummation of this offering may give potential target businesses leverage over us in negotiating a business transaction.

We have 24 months from the consummation of this offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limit referenced above.

Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials we deliver to our shareholders to assist them in assessing our initial business combination. In all likelihood, the financial statements included in the proxy solicitation or tender offer materials will need to be prepared in accordance with generally accepted accounting principles of the United States, or U.S. GAAP, and/or International Financial Reporting Standards, or IFRS. A particular target business identified by us as a potential acquisition candidate may not have financial statements prepared in accordance with U.S. GAAP or IFRS and such potential target business may not be able to prepare its financial statements in accordance with U.S. GAAP and/or IFRS or reconciled to U.S. GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

We may qualify as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our units, ordinary shares or warrants, as defined below, the U.S. holder may be subject to increased United States Federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company Rules”). Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year (or after the end of the start-up period, if later). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules.

Risks related to China and Basic Minerals Mining and Related Industries

We intend to initially focus our search for target businesses in or serving the PRC that are engaged primarily in the basic minerals mining and related industries. However, our efforts in identifying prospective target businesses will not be limited to a particular industry or geographic location. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry or geographic location in which we may ultimately operate or the target business which we may ultimately acquire. Business combinations with companies in or serving the PRC that are engaged primarily in the basic minerals mining and related industries entail special considerations and risks which we have described below. However, if we acquire a target business in another geographic location or industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific geographic location and industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Risks associated with acquiring a business in China

After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, will likely have a significant effect on our business. The PRC economy differs from the economies of most developed countries in many respects. In particular, the Chinese government has a greater degree of ownership over productive assets and exercises a greater degree of control over economic and monetary activities than the governments of other developed countries. Our ability to find an attractive target business with which to consummate a business combination is based in part on an assumption that the Chinese economy will continue to grow. The Chinese economy, the Chinese mineral mining industry in particular, or any target business specifically, may experience a material and adverse effect as a result of decisions and policies by the Chinese government, including but not limited to PRC government control over capital investments, changes in tax regulations applicable to a potential target business and business combinations, or other changes in China’s economic, political or legal systems.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such business and may be difficult to enforce.

The PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including, for example, certain aspects of telecommunications, food production, and heavy equipment manufacturers. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous brand names” or “well-established brand names.” Subject to the review and approval requirements of the relevant agencies for acquisitions of assets and companies in the relevant jurisdictions and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted local parties.

To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in the operating company. However, since there has been limited implementation guidance provided with respect to such regulations, the relevant government agency might apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made or that our potential future target businesses are otherwise in violation of local laws or regulations, consequences may include confiscating relevant income and levying fines and other penalties, revoking business and other licenses, requiring restructure of ownership or operations, requiring discontinuation or restriction of the operations of any portion or all of the acquired business, restricting or prohibiting our use of the proceeds of this offering to finance our businesses and operations and imposing conditions or requirements with which we or potential future target businesses may not be able to comply. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which may not be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in China may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of the PRC, arrangements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow any tax savings, adjust the profits and losses of such potential future local entities and assess late payment interest and penalties. A finding by the relevant tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment.

In the event that sellers of an entity we acquire failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay such taxes.

If, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in China, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination with a target business operating in the PRC, we will be subject to the PRC’s rules and regulations on currency redemption. In the PRC, the State Administration of Foreign Exchange (“SAFE”) regulates the redemption of the Renminbi, China’s currency, into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Under the PRC laws, FIE refers to a company incorporated in China with investments from non-PRC enterprises, organizations or individuals. The “FIEs” include the Sino-foreign equity joint venture (“EJV”), Sino-foreign cooperative joint venture (“CJV”) and wholly foreign-owned enterprise (“WFOE”) as regulated respectively by the Sino-foreign Equity Joint Venture Law (1979), as amended, the Sino-foreign Cooperative Joint Venture Law (1988), as amended, and the Wholly Foreign-Owned Enterprise Law (1986), as amended. Both the EJV and CJV are established with investments from PRC enterprises or organizations and non-PRC enterprises, organizations or individuals. The WFOE is established with investments solely from non-PRC enterprises, organizations or individuals. Both the EJV and the WFOE are limited liability companies, and a CJV is also usually a limited liability company unless contractual parties determine otherwise. Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency redemption within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, redemption of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. The PRC regulatory authorities may impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the redemption by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations.

If relations between the United States and China deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

The relationship between the United States and China is subject to sudden fluctuation and periodic tension. Relations may also be complicated if the United States becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in China and changes in the state of relations with the United States are difficult to predict and could cause potential target businesses or their goods and services to become less attractive, resulting in it being less likely that we consummate a business combination. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and China.

As a result of the M&A Rules, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On August 8, 2006, the PRC’s Ministry of Commerce, commonly referred to as MOFCOM, together with several other government agencies, promulgated the Provision on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which took effect on September 8, 2006 and was amended on June 22, 2009, to more effectively regulate foreign investment in PRC domestic enterprises. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming, complex and uncertain, including but not limited to, the requirement in some instances that the approval of MOFCOM be obtained in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Depending on the structure of the transaction, the M&A Rules will require the Chinese parties to make a series of applications and supplemental applications to the competent government agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the government agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and credit certification of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. Moreover, acquisitions of Chinese domestic companies relating to “important industries” or affecting the national economic security or resulting in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by MOFCOM and other relevant agencies.

The M&A Rules also require offshore special purpose vehicles, or SPVs, formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the China Securities Regulation Commission prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

When we evaluate a potential transaction in the PRC, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction. It is expected that compliance with the M&A Rules will be more time consuming than in the past, will be more costly and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, the potential transaction in the PRC may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process, to the extent such approval is required under PRC law, and may not be completed even if approved. In extreme cases, the authorities could suspend or revoke the business license of the Chinese entities and cause an unwinding of the transaction. If the transaction was unwound, the consideration paid to the target business might be returned to us and we would then be forced to either attempt to complete a new business combination if it was prior to 24 months from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our shareholders.

The M&A Rules set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained.

Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The M&A Rules have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The M&A Rules require that in certain transaction structures, the consideration must be paid within strict time periods. Because the Chinese authorities have been unhappy with offshore flips which converted domestic companies into FIEs in order to take advantage of certain benefits, including reduced taxation, in the PRC, the M&A Rules require foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the M&A Rules will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited with respect to the acquisitions among related parties. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

Compliance with the PRC Antitrust Law may limit our ability to effect a business combination.

The PRC Antitrust Law was promulgated on August 30, 2007 and became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates (i) monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators; (ii) abuse of dominant market position by business operators; and (iii) concentration of business operators that may have the effect of precluding or impeding competition. The concentration of business operators refers to (i) merger with other business operators; (ii) gaining control over other business operators through acquisition of equity interest or assets of other business operators; and (iii) gaining control over other business operators through exerting influence on other business operators through contracts or other means. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law, we must file with the antitrust authority under the PRC State Council prior to conducting the contemplated business combination. If antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it was prior to 24 months from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our shareholders. When we evaluate a potential business combination, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.

Our initial business combination may be subject to national security review by the PRC government, and we may have to spend additional resources and incur additional time delays to complete our initial business combination or may be prevented from pursuing certain investment opportunities.

On February 3, 2011, the PRC government issued a Notice Concerning the Establishment of Security Review Procedure on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or Security Review Regulations, which became effective on March 5. The Security Review Regulations cover acquisitions by foreign investors of a broad range of PRC enterprises if such acquisitions could result in de facto control by foreign investors and the enterprises are relating to military, national defense, important agriculture products, important energy and natural resources, important infrastructures, important transportation services, key technologies and important equipment manufacturing. The scope of the review includes whether the acquisition will impact national security, economic and social stability, and research and development capabilities on key national security related technologies. Foreign investors should submit a security review application to the Ministry of Commerce for its initial review of the contemplated acquisition. If the acquisition is considered to be within the scope of the Security Review Regulations, the Ministry of Commerce will transfer the application to a joint security review committee within five business days for further review. The joint security review committee, consisting of members from various PRC government agencies, will conduct a general review and seek comments from relevant government agencies. The joint security review committee may initiate a further special review and request the termination or restructuring of the contemplated acquisition if it determines that the acquisition will result in any significant national security issue.

The Security Review Regulations will potentially subject a large number of transactions by foreign investors in China to an additional layer of regulatory review. Currently, there is significant uncertainty as to the impact of the Security Review Regulations. Neither the Ministry of Commerce nor other PRC government agencies have issued any detailed rules for the implementation of the Security Review Regulations. If our initial business combination with a target company operating in the PRC in the basic minerals mining and related industries will be subject to the Security Review Regulations, we may have to spend additional resources and incur additional time delays to complete our transaction. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that our initial business combination will result in significant national security issues.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the pool of potential target businesses. In addition, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we discontinue any portion or all of our business; and
•	revoking the right of exploration, development and production.

The recent global economic and financial market crisis has had and may continue to have a negative effect on the economy of China, and could impair our profitability following consummation of a business combination.

The recent global economic and financial market crisis has caused, among other things, a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, lower consumer and business spending, and lower consumer net worth, in China and other parts of the world. This global economic and financial market crisis may impair our profitability following a business combination. In addition, the timing and nature of any recovery in the credit and financial markets remains uncertain, and market conditions may not improve in the near future.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed, which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because our objective is to complete a business combination with a target business likely to have its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. To the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The redemption of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, the PRC “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies and adopted a floating rate with respect to the Renminbi. Since July 21, 2005, the Renminbi has been pegged to a basket of currencies and permitted to fluctuate within a managed band. On June 20, 2010, the People’s Bank of China announced that the PRC government would further reform the Renminbi exchange rate regime and increase the flexibility of the exchange rate. Following the announcement, the Renminbi has appreciated against the U.S. dollar noticeably. This flexible exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. Any target business with which we consummate a business combination may not be able to compete effectively with the new policies in place.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

SAFE issued a public notice on October 21, 2005 titled “Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas

Special Purpose Vehicles,” or Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall amend its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, long-term equity investment or creation of any security interest. Failure to comply with the above SAFE registration could result in liabilities under PRC laws for evasion of foreign exchange restrictions. For instance, PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to an offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into such PRC subsidiaries. We are committed to complying with the relevant rules. As a result of the foregoing, we or the owners of the target business we intend to acquire, as the case may be, may not be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

If we consummate a business combination with a PRC subsidiary, our operating company in China may be subject to restrictions on dividend payments.

If we consummate a business combination with a PRC subsidiary, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit an operating company in the PRC to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, an operating company as a wholly foreign-owned enterprise in the PRC will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if an operating company in the PRC incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

The PRC government has enacted a law on enterprise income tax, and as it implements this law the tax and fee benefits provided to foreign investors and companies to encourage development within the country may be reduced or removed, resulting in expenses which may impact margins and net income.

On March 16, 2007, the PRC’s National People’s Congress approved and promulgated the PRC Enterprise Income Tax Law (the “EIT Law”). The EIT Law took effect on January 1, 2008. Under the EIT Law, foreign investment enterprises, or FIEs, and domestic companies are subject to a uniform tax rate of 25%. The EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. On December 26, 2007, the PRC State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the EIT Law, the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, and 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate was changed to 25% from January 1, 2008. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the EIT Law. While the EIT Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the EIT Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the EIT Law, a company’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment. If we consummate a business combination with a PRC subsidiary, any increase in our or such PRC subsidiary’s tax rate in the future could have a material adverse effect on our financial condition and results of operations.

If we consummate a business combination with a PRC subsidiary, we may be subject to Chinese corporate withholding taxes in respect of dividends we may receive following such business combination.

In accordance with the EIT Law and its implementing rules, dividends payable by a FIE to its foreign (non-PRC resident) investors that are non-resident enterprises will be subject to a 10% withholding tax if such foreign investors do not have any establishment or place of business within China or if the dividends payable have no connection with the establishment or place of business of such foreign investors within China, to the extent that the dividends are deemed China-sourced income, unless such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement. As a result, following a business combination, any of our subsidiaries operating in China will be required to deduct Chinese withholding taxes from dividends distributed to us as the parent entity (unless we are deemed to be a PRC resident enterprise), meaning that we would have less funds to use in connection with our operations as the parent entity or for distribution to our shareholders.

If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, we may be subject to PRC income tax on our taxable global income.

Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign (non-PRC) company on a case-by-case basis.

If, following a business combination, the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. It is unclear whether dividends we receive from any subsidiaries operating in China will constitute dividends between “qualified resident enterprises” and would therefore qualify for tax exemption, because the definition of “qualified resident enterprises” is unclear and the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. If we are required to pay income tax on any dividends we receive from any subsidiaries operating in China, the amount of dividends we could pay to our shareholders would be materially reduced.

If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, dividends payable by us to our foreign (non-PRC resident) investors and any gain derived by them on the sale or transfer of our units, ordinary shares or warrants may be subject to taxes under PRC tax laws.

If, following a business combination, we are determined to be a resident enterprise under the EIT Law and dividends payable to (or gains realized by) investors that are not tax residents of the PRC (“non-resident investors”) are treated as income derived from sources within the PRC, then the dividends that non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of our units, ordinary shares or warrants may be subject to income tax under the PRC tax laws. Under the EIT Law and its implementing rules, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that are enterprises (but not individuals) which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the sale or transfer of our units, ordinary shares or warrants by such investors also would be subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC. Under the PRC Individual Income Tax Law and its implementing rules, a 20% PRC withholding tax is applicable to dividends payable to non-resident investors who are individuals, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of our units, ordinary shares or warrants by such investors also would be subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC. Under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of gains that non-resident investors may realize from the sale or transfer of our units, ordinary shares or warrants (regardless of whether such gains would be regarded as income from sources within the PRC), but we would have an obligation to withhold PRC income tax at the applicable rate described above (subject to reduction by applicable tax treaties) on dividends that non-resident investors receive from us if such dividends are regarded as income derived from sources within the PRC. If we are required under the PRC tax laws to withhold PRC income tax on dividends payable to our non-resident investors, or if such investors are required to pay PRC income tax on the sale or transfer of our units, ordinary shares or warrants under the circumstances mentioned above, the value of their investment in our units, ordinary shares or warrants may be materially and adversely affected.

Risks associated with the Chinese mineral mining industry

Our ability to consummate an attractive business combination could be severely restricted by Chinese government policies which may change from time to time.

The PRC government continues to impose industrial policies in order to regulate industry development. Chinese government policies could be changed in a manner that would severely limit our ability to consummate an attractive business combination. An example of Chinese government industrial policies relevant to us is the Catalogue of Foreign Investment Projects which was promulgated by the National Development and Reform Commission (“NDRC”) and the Ministry of Finance of the PRC and became effective December 1, 2007 (the “2007 Catalogue”). The 2007 Catalogue severely restricts foreign persons from investing in the exploration and mining of certain nonrenewable and important mineral resources, including tungsten, molybdenum, tin, antimony and fluorite. Tungsten and molybdenum are components used in the production of steel, and before the promulgation of this 2007 Catalogue we may have considered acquisition opportunities in the mining of tungsten or molybdenum to be possible areas for our initial business combination. We would encounter very significant regulatory challenges if we were to seek acquisition opportunities in the mining of tungsten or molybdenum. If future revisions to the 2007 Catalogue or other Chinese government policies restrict foreign investment in additional minerals and metals, our ability to consummate an attractive business combination could be materially and adversely affected. In addition, the PRC’s State Council announced on February 12, 2011 that it will implement a new state body to review mergers and acquisitions involving foreign firms in key sectors including natural resources. The new regulatory body will have the authority to require the Ministry of Commerce or other government agencies to terminate any transaction that may be deemed to pose a threat to China’s national security. Such regulatory action, or the threat of such action, may have an adverse effect on our ability to consummate our initial business combination.

Our target business may face risks related to environmental protection requirements imposed by the PRC environmental laws and regulations, which may cause us to incur additional costs.

The operations of our target business may be subject to extensive PRC environmental laws and regulations, both at the national and local levels, relating to air and water, waste management, public health and safety. To comply with these environmental laws and regulations, we may incur significant costs associated with our production facilities, production process, the installation of pollution control equipment and the closure of mines. Our target business may be subject to stringent inspection by the PRC environmental authorities and various license and environmental permit requirements, which could increase our operating costs and other expenses.

Changes in environmental laws or regulations could materially increase our operating and other expenses. For example, the PRC government could adopt stricter environmental requirements such as tighter pollutant discharge limits, increase pollutant discharge fees, impose new fees, introduce more extensive pollution control requirements, introduce more stringent licensing mechanisms and increase the number of regulated substances. The future imposition of stricter environmental legislation could have a material adverse effect on our financial condition and results of operations.

Moreover, our target business may be unable to comply with all environmental laws and regulations that have been or will be adopted. Failure to comply with, or any change or difference in the interpretation or enforcement policy of such laws and regulations, or the occurrence of any unanticipated environmental effects from our operations, may subject us to punitive governmental measures, including forced suspension of operations, which may have a material adverse effect on our financial condition and results of operations.

If we are able to consummate a business combination with a mineral resource-related company in the PRC, there may be risks associated with operating such business which may affect our eventual operations.

We may consummate a business combination with a company that focuses on mining a specific type or types of minerals. Our operations could be affected by mining conditions, which may include faults, seam deterioration in quality or thickness, pressure in mine openings, the presence of gas, water inflow from water-bearing strata and propensity for spontaneous combustion inside the mines, as well as operational risks associated with all industrial or engineering activity, such as mechanical breakdowns. Our operations may involve underground mining, which is also subject to certain risks such as methane outbursts and accidents caused by roof weakness and groundfalls. The foregoing conditions may result in an increase in our cost of production as a result of delays and additional operational expenses. Any of such events or conditions could occur and could result in a material adverse effect on our results of operations.

The Chinese mining industry also has drawbacks that the mining industry does not have within the United States. For instance:

•	In China, insurance coverage is a relatively new concept compared to that of the United States and for certain aspects of a business operation insurance coverage is restricted or expensive. Workers’ compensation for employees in the PRC may be unavailable or, if available, insufficient to adequately cover such employees. However, the PRC Employment Contract Law, which became effective as of January 1, 2008, increases the costs of employees in terms of hiring employees. During their employment, an employer is obligated to provide statutorily required social welfare benefits for its employees.
•	The environmental laws and regulations in the PRC set various standards regulating certain aspects of health and environmental quality, including, in some cases, the obligation to rehabilitate current and former facilities and locations where operations are or were conducted. Violation of such standards could result in a temporary or permanent restriction by the PRC of our mining operations.

If a target business with which we ultimately complete a business combination does not adequately address any of these or other limitations, our financial condition and results operations will be materially and adversely affected.

Upon acquiring a target business, we will be subject to certain risks which are unique to the mineral mining industry.

The exploration for and production of minerals is highly speculative and involves risks different from and in some instances greater than risks encountered by companies in other industries. Many exploration programs do not result in the discovery of any minerals, and any minerals discovered may not be of sufficient quantity or quality. Simply discovering promising mineralization may not warrant production because the minerals may be difficult or impossible to extract or mine on a profitable basis, if at all.

Profitability of any extraction and mining we may conduct will involve a number of factors, including, but not limited to:

•	the ability to obtain all required permits;
•	costs of bringing the property into production;
•	the construction of adequate production facilities;
•	the availability and costs of financing;
•	keeping ongoing costs of production at economic levels; and
•	market prices for the minerals to be mined staying above production costs.

Further, even if we are able to extract minerals on a profitable basis, it could take months or even years from the time we commence such extraction to the time we are able to sell such minerals. Any target business we may acquire in the future may not own properties that contain deposits of minerals that will be profitable to extract or mine.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	limited operating history;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	officers’ and directors’ ability to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for shares;
•	public securities’ potential liquidity and trading;
•	regulatory or operational risks associated with acquiring a target business;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance;
•	financial performance following this offering; or
•	listing or delisting of our securities from the NASDAQ Stock Market or the ability to have our securities listed on the NASDAQ Stock Market following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$50,000,000		$57,500,000
From private placement	3,000,000		3,000,000
Total gross proceeds	53,000,000		60,500,000
Offering expenses(1)
Underwriting discount (3% of gross proceeds from offering)	1,500,000	(2)(3)	1,725,000	(2)(3)
Legal fees and expenses	225,000		225,000
Advisory fee	275,000	(4)	275,000	(4)
NASDAQ Stock Market listing fee	65,000		65,000
Printing and engraving expenses	35,000		35,000
Accounting fees and expenses	60,000		60,000
FINRA filing fee	19,044		19,044
SEC registration fee	21,529		21,529
Miscellaneous expenses	199,427		199,427
Net proceeds
Held in trust	50,250,000		57,525,000
Not held in trust	350,000		350,000
Total net proceeds	$50,600,000		$57,875,000

Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(5)(6)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$200,000	(30.8%)
Due diligence of prospective target businesses by officers, directors and initial shareholders	60,000	(9.2%)
Legal and accounting fees relating to SEC reporting obligations	100,000	(15.4%)
Payment of administrative fee to SSCMG ($10,000 per month for up to 24 months)	240,000	(36.9%)
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	50,000	(7.7%)
Total	$650,000	(100.0%)

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the NASDAQ Stock Market listing fee and a portion of the legal and audit fees, as well as the first portion of the advisory fee payable to GSPL described below, have been paid from the funds we received from SSCMG described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants.
(3)	Does not include the contingent underwriting fees in an amount equal to 3% of the Closing Cash.
(4)	Does not include an additional $325,000 that will be payable upon consummation of our initial business combination.

(5)	The amount of proceeds not held in trust will remain constant at $350,000 even if the over-allotment is exercised. In addition, interest income earned on the amounts held in the trust account (after payment of taxes owed on such interest income) will be available to us to pay for our working capital requirements.
(6)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

Our officers have committed to purchase the insider warrants (for an aggregate purchase price of $3,000,000) from us on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$50,250,000, or $57,525,000 if the over-allotment option is exercised in full, of net proceeds of this offering, including the $3,000,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Morgan Stanley Smith Barney, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to (i) amounts necessary to repurchase up to 20% of the shares sold in this offering, (ii) interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations and (iii) interest earned on the funds held in the trust account that may be released to us for our working capital requirements, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to SSCMG, an affiliate of Robin Lee, our Chairman and Chief Executive Officer, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by SSCMG for our benefit and is not intended to provide Mr. Lee compensation in lieu of a salary. We believe, based on rents and fees for similar services in Hong Kong, that the fee charged by SSCMG is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public shareholders. Additionally, we have agreed to pay GSPL, an entity controlled by John F. Ambruz, a member of our board of directors, an advisory fee of an aggregate of $600,000 for assisting us with our formation and this offering. We have paid GSPL $50,000 of such fee and will pay GSPL an additional $225,000 of such fee upon consummation of this offering and the remaining $325,000 of such fee upon consummation of our initial business combination. GSPL may also receive an additional advisory fee for assisting us with consummating our initial business combination although no arrangement has been discussed. Other than the foregoing fees, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial shareholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $350,000. In addition, interest earned on the funds held in the trust account (after payment of taxes owed on such interest income) may be released to us to fund our working capital requirements in searching for a business combination. We intend to use the after-tax interest earned for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our initial shareholders, officers and directors in connection with activities on our behalf as described above.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We will consummate our initial business combination only if holders of less than approximately 90% of the shares sold in this offering elect to convert (in the case of a shareholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination. However, if we purchase up to 20% of the shares sold in this offering (as described elsewhere in this prospectus), the 90% conversion threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer.

We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Accordingly, as a result of our conversion threshold, we may have a net equity investment into our target business of only $5,000,000, which could substantially limit our options regarding business combinations.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating from our remaining assets outside of the trust account. If such funds are insufficient, Robin Lee has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and has agreed not to seek repayment of such expenses.

As of the date of this prospectus, SSCMG, an entity controlled by Robin Lee, our Chairman and Chief Executive Officer, has advanced to us an aggregate of $186,493 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the NASDAQ Stock Market listing fee and a portion of the legal and audit fees and expenses, as well as the first portion of the advisory fee payable to GSPL, an entity controlled by John F. Ambruz, a member of our board of directors, described above. The loans will be payable without interest on the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time. However, if necessary, in order to meet our working capital needs following the consummation of this offering, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The note would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s option, converted into warrants at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us) only in the event of (i) our liquidation, (ii) if that public shareholder sells to us such shares prior to or at the closing of our initial business combination or (iii) if that public shareholder converts such shares in connection with a business combination which we consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at 20% of our issued and outstanding ordinary shares upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. In addition, such calculation does not reflect any effect as a result of repurchases we may make of up to 20% of the shares sold in this offering using the trust proceeds. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash or sold back to us), by the number of outstanding ordinary shares.

At March 31, 2011, our net tangible book value was a deficiency of $201,533, or approximately $(.09) per share. After giving effect to the sale of 5,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at March 31, 2011 would have been $5,395,070 or $3.08 per share, representing an immediate increase in net tangible book value of $3.17 per share to the initial shareholders and an immediate dilution of 69.2% per share or $6.92 to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $45,225,000 less than it otherwise would have been because if we effect a business combination, the conversion rights if we hold a meeting or our tender offer to the public shareholders (but not our initial shareholders) may result in the conversion or repurchase of up to 4,500,000 of the aggregate number of the shares sold in this offering (or approximately 90% of the shares sold in this offering).

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.09)
Increase attributable to new investors and private sales	3.17
Pro forma net tangible book value after this offering		3.08
Dilution to new investors		$6.92
Percentage of dilution to new investors		69.2%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial shareholders	1,250,000	(1)(2)	20.0%	$25,000	00.05%	$0.02
New investors	5,000,000		80.0%	50,000,000	99.95%	$10.00
	6,250,000		100.0%	$50,025,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 ordinary shares held by our initial shareholders have been compulsorily repurchased by us as a result thereof.
(2)	Includes the repurchase of 718,750 ordinary shares from our initial shareholders.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(201,533)
Net proceeds from this offering and private placement	50,600,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	221,603
Less: Proceeds held in trust subject to conversion/tender	(45,225,000)
	$5,395,070
Denominator:
Ordinary shares outstanding prior to this offering	1,250,000	(1)(2)
Ordinary shares included in the units offered	5,000,000
Less: Shares subject to conversion/tender	(4,500,000)
	1,750,000

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 ordinary shares held by our initial shareholders have been compulsorily repurchased by us as a result thereof.
(2)	Includes the repurchase of 718,750 ordinary shares from our initial shareholders.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2011 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2011
	Actual	As Adjusted
Note payable to shareholders	$50,000	$—
Ordinary shares, $.001 par value, -0- and 4,500,000 shares which are subject to possible conversion, shares at conversion value	—	$45,225,000
Shareholders’ equity:
Ordinary shares, $.001 par value, 50,000,000 shares authorized; 2,156,250 shares issued and outstanding, actual; 6,250,000 shares issued and outstanding(1) (including 4,500,000 shares subject to possible conversion), as adjusted	2,156	5,531
Additional paid-in capital	22,844	5,394,469
Deficit accumulated during the development stage	(4,930)	(4,930)
Total shareholders’ equity:	$20,070	$5,395,070
Total capitalization	$70,070	$50,620,070

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 187,500 ordinary shares held by our initial shareholders have been compulsorily repurchased by us as a result thereof.

We will consummate our initial business combination only if holders of less than approximately 90% of the shares sold in this offering elect to convert (in the case of a shareholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination. However, if we purchase up to 20% of the shares sold in this offering (as described elsewhere in this prospectus), the 90% conversion threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer.

We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Accordingly, as a result of our conversion threshold, we may have a net equity investment into our target business of only $5,000,000, which could substantially limit our options regarding business combinations.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on December 6, 2010 as a Cayman Islands exempted company to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. While our efforts to identify a prospective target business will not necessarily be limited to a particular industry or geographic region, we initially intend to focus on businesses located in or serving the PRC that are engaged primarily in the basic minerals mining and related industries. We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary shares or preferred shares:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units and insider warrants, after deducting offering expenses of approximately $900,000 and underwriting discounts of $1,500,000, or $1,725,000 if the over-allotment option is exercised in full, will be approximately $50,600,000, or $57,875,000 if the underwriters’ over-allotment option is exercised in full. Of this amount, $50,250,000, or $57,525,000 if the over-allotment option is exercised in full, will be held in trust and the remaining $350,000 in either event will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $350,000 of net proceeds not held in the trust account plus the interest earned on the trust account balance that may be released to us to fund our working capital requirements will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$200,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$60,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial shareholders;
•	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$240,000 for the administrative fee payable to SSCMG ($10,000 per month for up to 24 months); and
•	$50,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

We may also repurchase up to 20% of the shares sold in this offering using funds held in the trust account as described elsewhere in this prospectus.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay SSCMG, an entity controlled by Robin Lee, a monthly fee of $10,000 for general and administrative services.

We have agreed to pay GSPL, an entity controlled by John F. Ambruz, a member of our board of directors, an advisory fee of an aggregate of $600,000 for assisting us with our formation and this offering. We have paid GSPL $50,000 of such fee and will pay GSPL an additional $225,000 of such fee upon consummation of this offering and the remaining $325,000 of such fee upon consummation of our initial business combination.

As of the date of this prospectus, SSCMG has advanced an aggregate of $186,493 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf, as well as the first portion of the advisory fee payable to GSPL. The loans will be payable without interest on the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Our officers have committed to purchase an aggregate of 6,000,000 warrants at $0.50 per warrant (for a total purchase price of $3,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. We believe the purchase price of the insider warrants is greater than the fair value of such warrants.

In addition, in order to finance transaction costs and supplement our working capital in connection with an intended initial business combination, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds as may be required to be evidenced by a promissory note. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such promissory note but no proceeds from our trust account would be used for such repayment. If we consummate a business combination, we will either repay the note, without interest, or, at the holder’s option, convert it into warrants at a price of $0.50 per warrant.

PROPOSED BUSINESS

Introduction

We are a Cayman Islands exempted company incorporated on December 6, 2010 as a blank check company in order to serve as a vehicle for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We initially intend to focus on businesses located in or serving the PRC that are engaged primarily in the basic minerals mining and related industries, but we will also explore all opportunities in other industries and geographical areas that are attractive to us. We will not base our decision to continue searching for target businesses located in or serving the PRC that are engaged primarily in the basic minerals mining and related industries based on the amount of time we have spent searching for target businesses in such location and industry, nor based on the amount of money we have spent in such a search. Rather, we will consider all potentially attractive business opportunities that we locate or that are presented to us.

Business Strategy

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Established Companies with Proven Track Records. We intend to seek to acquire established companies with sound historical financial performance. We typically expect to focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies or companies focused solely on the exploration of mines although we may do so if we determine it is in our best interests. We intend to focus on companies that have audited financial statements or, at a minimum, transparent financial accounts that we believe can be audited in a reasonable time frame.
•	Strong Platform for Growth. We intend to seek to acquire businesses that have assets in production with a substantial base of proven and/or potential reserves to provide future growth opportunities. The factors we intend to consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will also intend to seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.
•	Experienced Management Team. We intend to seek to acquire businesses that have strong, experienced management teams. We intend to focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement rather than replace the target’s management team.
•	Diversified Customer and Supplier Base. We intend to seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.
•	Potential to Add Value. We intend to seek to acquire businesses where we believe we can use our officers’ and directors’ experience to add value, including such areas as the expansion of mineral mining and exploration rights, joint ventures, strategic partnerships and, if necessary, supplement the target’s management team with additional talented industry professionals.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

We believe that the following factors will help us consummate an attractive business combination. However, we cannot assure you that we will be able to locate a target business or that we will succeed in consummating a business combination.

•	Experience with mergers and acquisitions: Our officers and directors have experience in all phases of merger and acquisition transactions in both the public and private markets as advisors and as principals. In particular, Robin Lee is a 27-year veteran of the banking and financial advisory industries in Hong Kong, China, South Africa and Canada, with expertise in M&A transactions. Mr. Lee has advised his clients in all aspects of M&A transactions, including identifying and valuing opportunities, structuring, financing, due diligence and negotiation. In addition, Mr. Lee has been active in mining mergers and acquisition transactions as a principal. For example, in 2010 SSC Mandarin acquired two South African diamond mines for $2.8 million. Within six months after making operational improvements, it was able to sell a 25% interest in the project at a significantly increased valuation. John F. Ambruz, one of our directors, has extensive experience in strategic development and M&A transactions in international markets, including China, as an investment banker and as an executive at Masonite International Corporation (“Masonite”).
•	Deal sourcing capabilities: Robin Lee and certain of our other officers and directors have extensive experience in the financial, strategic and operational aspects of the Chinese mineral mining industry. They have also been active in a variety of industry organizations and conferences. In these roles they have developed a network of relationships with relevant industry executives, investment advisors, government officials and investment institutions both in China and other countries active in the global mining industry, such as South Africa and Canada. We believe this experience, covering various aspects of the mining industry, makes us particularly qualified to find attractive business combination opportunities in the Chinese mineral mining industry. In addition, Robin Lee has numerous valuable relationships in the Chinese gold industry, including the China Gold Association, a leading Chinese gold industry organization with significant activities in other mining sectors, and other prominent Chinese gold institutions. Also, Denis Worrall, our special advisor, has served as a director of various mining companies in South Africa and has developed relationships with several mining companies and investment institutions in South Africa and internationally. Dr. Worrall is also Chairman of Omega Investment Research (Pty) Ltd., a consulting firm. Gordon Xing, one of our directors, has prior experience in central government and business in China and has developed valuable business relationships and networks in China. We also believe our other directors, individually and through consulting companies they run including P Met Consulting cc, a metallurgical processing consulting company affiliated with Mr. Aswegen, and Offshore Capital Investment (Holdings) Limited, a consulting firm affiliated with Gordon Xing, may assist us in our efforts to find target businesses. Furthermore, certain of our management, including Mr. Lee, are affiliated with SSCM. Some of SSCM’s senior advisors and management have extensive business networks in the PRC. We believe this knowledge and network will benefit us in identifying attractive potential target businesses.
•	Experience working with relevant government and government-related agencies: Our officers and directors are familiar with key Chinese government organizations, government-related agencies and administrators active in China’s mining sector. For example, some of the senior advisors and management of SSCM are former members of management of the SAFE, the State Administration for Industry and Commerce, the Shanghai and Shenzhen stock exchanges, the People’s Bank of China and the China Securities Regulatory Commission. SSCM also held a relationship with the China Gold Association through SSC Sino Gold, which was 90% owned by an SSCM affiliate and 10% owned by the China Gold Association before SSCM exchanged its interests in SSC Sino Gold for shares of Grand T G Gold Holdings Limited (“Grand T G Gold”). We believe the relationships developed at these institutions may prove valuable to us in identifying and completing an initial business combination, as well as in achieving timely approvals for the acquisition and development of additional mining projects in China.

•	Relevant management operating experience: Our management group has significant experience in operating and building companies in mineral mining companies. In addition to founding and building SSCM, Robin Lee was a director and the chief executive officer of Grand T G Gold, a publicly traded company on the Hong Kong Stock Exchange (stock code 8299). Pieter van Aswegen, one of our directors, has extensive experience in the development and operation of gold projects internationally. His expertise includes due diligence studies as well as the development and processing of gold projects and ores. Maozhen Sang, our vice president of mining, has also participated in the evaluation and development of numerous mining properties, as well as the improvement and management of mining technologies. We believe this collective experience provides us with a solid understanding of Chinese mineral mining industry policies, laws and regulations, as well as international best practices in mining management and development, which we believe provides us with a competitive advantage in evaluating businesses and acquisition opportunities.

However, as indicated above, we are not restricted from consummating a business combination in a different geographic location than the PRC and in an industry other than the basic minerals mining and related industries. If an opportunity outside such geographic location or industry was presented to us that we determined was in our shareholders’ best interests, we could pursue that opportunity. Accordingly, if we consummate a business combination in a geographic location or industry other than the PRC and the basic minerals mining and related industries, some of the foregoing factors may not actually apply.

Chinese Mineral Mining Industry Trends

In recent years the Chinese mineral mining industry has undergone a period of significant growth and expansion. Some key trends currently impacting the industry include:

Large and growing Chinese economy

China is one of the world’s fastest growing economies. According to the International Monetary Fund (“IMF”), China’s gross domestic product in nominal terms, or nominal GDP, grew from approximately $1.45 trillion in 2002 to approximately $4.98 trillion in 2009, representing a compound annual growth rate (CAGR) of approximately 19.3%. IMF also projects that China’s GDP will reach $9.98 trillion by 2015, representing a CAGR of approximately 12.3% from 2009 levels. IMF projects that China will be the world’s second largest economy in 2010 and the World Bank projects that China’s economy may surpass that of the United States as early as 2023.

China’s economy differs from those of other developed and developing countries in various respects. In general, the Chinese government continues to own a substantial portion of the financial and productive assets and continues to exert substantial control over much of the economy. Since the late 1970’s, however, China has been reforming its economy to become more market-oriented and to decrease its reliance on government economic planning. These reforms have included a reduction of state ownership of productive assets, an easing of restrictions on private lending transactions, the promotion of improved corporate governance in private business enterprises and greater emphasis on indirect guidance of the economy instead of direct control. China’s economy now generates a significant amount of private economic activity which in effect limits somewhat the impact of government regulation of the economy.

Foreign investment has contributed to the expansion of China’s economy. China received more than $521 billion between 2005 and 2009 and approximately $78 billion in foreign investment during 2009 according to World Bank statistics. At the end of June 2010, China’s foreign exchange reserves stood at approximately $2.45 trillion as reported by the SAFE.

Positive Regulatory and Fiscal Trends in China

As part of its World Trade Organization accession, China implemented certain reforms relating to foreign investment. These reforms opened new sectors of the Chinese economy to foreign investment, and added certain protections to foreign investment. Although the Chinese legal system is similar to a civil law system based on written statutes and may not be as certain in implementation and interpretation as in other developed countries, recent legislation in China has improved the protection afforded to various forms of foreign investment.

China’s economic reforms greatly increased the economic role of the banking system. Private lending transactions have become a major source of financing for start-up companies and for the expansion, modernization or privatization of existing enterprises. Increasing amounts of funds are now made available through the banks for economic and commercial purposes.

The chief instruments of financial and fiscal control in China are the People’s Bank of China and the Ministry of Finance. Both of these institutions are government controlled, as are most financial institutions in China. Foreign exchange transactions are controlled by the SAFE. Foreign exchange controls on transactions by foreign investment enterprises differ as between capital account items or current account items. Capital account items, which continue to require prior approval from the SAFE, are transactions that increase or decrease debt or equity due to international receipts and payments, including direct investment and all forms of loans. Current account items include ordinary international receipts and payments attributable to goods, services, benefits and current transfer for which currency transactions generally may be processed without prior SAFE approval through designated banks on the interbank foreign exchange trading system so long as foreign currency transactions are genuine and legitimate.

Although economic reforms have likely contributed to China’s industrial development and economic growth, significant variations exist in the regional economies of China. Economic development has generally been more rapid in coastal provinces than in the interior, and there are large disparities in per capita income between regions. In an attempt to prevent widening inequalities, the Chinese government has derived various development strategies aimed at the relatively poorer regions in China, including the Great Western Development, which is designed to improve the economic situation of the western and central provinces through capital investment and development of natural resources.

China’s industrial development has also caused environmental problems, including increased pollution, degradation of natural resources, soil erosion and desertification. In response to these problems, China has strengthened its environmental laws to reduce environmental deterioration. During the eleventh Five-Year Plan, China planned to reduce total emissions of major urban and rural pollutants by 10%. Beijing in particular has invested heavily in pollution control as part of its preparation of the 2008 Olympic Games.

Significant demand for mineral resources

A large portion of China’s economic growth has occurred in sectors that require significant amounts of mineral resources. According to the National Bureau of Statistics of China, in 2008 approximately 48.6% of China’s GDP was derived from sectors defined as “secondary” industries, which include construction spending, manufacturing production and other industrial activities. Growth in these sectors has been driven in part by the sizable infrastructure investments that have been required in recent years to facilitate China’s rapid industrialization, to modernize its vast transportation and communication networks and to support the on-going urbanization of its population. Manufacturing growth has also been driven by China’s increasing prominence as the low-cost manufacturing center of choice for a broad range of products. In addition, rising disposable incomes, as evidenced by the increase in GDP per capita from $1,038 in 2001 to $3,404 in 2008, have driven increased consumer demand for metal-intensive durable goods such as motor vehicles and household appliances. For example, the National Bureau of Statistics of China reports that production of motor vehicles in China has increased from approximately 2.3 million in 2001 to approximately 9.3 million in 2008, representing a CAGR of 21.9%.

China’s rapid economic growth has caused the demand for mineral resources used in the manufacturing of a wide range of products to increase significantly over the past few years. We believe this trend is demonstrated in the production of steel and the mineral resources used in steel production. According to the World Steel Association, China is now the world’s largest producer of steel, with total production reaching 573.6 million metric tons (or 47.4% of global production) in 2009, as compared to 150.9 million metric tons (or 17.8% of global production) in 2001, representing a CAGR of 18.2%. As a result, China has become the leading global consumer of the various mineral raw materials required for steel production, such as iron ore, lead and zinc. According to the Australian Bureau of Agricultural and Resource Economics (“ABARE”), steel production in China is expected to reach 880 million metric tons by 2015. As such, the annual demand for steel-related minerals is expected to increase significantly from current levels.

Current mineral production is insufficient to meet demand

Despite significant investments in recent years to increase production capacity, China’s current annual production is insufficient to meet its domestic demand for a variety of minerals consumed in its economy. For example, according to BHP Billiton and the U.S. Geological Survey (“USGS”), in 2009 China consumed approximately 56% but produced only approximately 39% of the world’s iron ore production. China also consumed 35% but produced approximately 6% of the world’s nickel production. Such imbalances require China to buy large quantities of materials on the world market. For example, according to ABARE, China is currently the largest global purchaser of iron ore, having increased its imports from 55 million tons in 1999 to 628 million tons in 2009, representing a CAGR of 27.6%.

Focus on improving and expanding existing resources

High prices, strong demand and limited supply in the Chinese mineral mining industry have created strong economic incentives to:

•	Optimize output from existing assets: The Chinese mineral mining industry is highly fragmented with a large number of mining assets controlled by small, privately owned enterprises. Many of these operators have historically employed less advanced technologies and practices in their mining operations, resulting in low recovery rates and poor utilization of mineral resources. As a result, mining operators are now increasing their focus on implementing modern mining and management techniques to increase efficiency and maximize output from their existing projects. In addition, many operators are now exploring mergers and acquisitions as a means to improve their cost structures via increased scale.
•	Develop additional reserves: China has some of the world’s largest proven reserves of a variety of minerals, which require funding and expertise to develop and bring into production. For example, the USGS reports that China has the world’s largest reserve base of zinc and vanadium resources, with 16.5% and 38% of total identified reserves, respectively. In addition, due to the lack of exploration and mine development from 1998 to 2002 worldwide, coupled with the resurgence in global industrial growth, the rate of substantial mineral discoveries has declined in recent years. Also, large regions of China have not been adequately explored to identify their mineral resource potential. As a result, increasing emphasis is now being placed on investing in additional exploration activities in order to prolong the life of existing mines and to increase and replenish the reserve base. Many mine operators are also now considering mergers and acquisitions as a means to achieve their production and reserve objectives.

Industry encouragement from, and regulation by, Chinese government

The Chinese government has demonstrated its commitment to fostering the long-term development of healthy, efficient domestic mining industries. For example, in 2005 the National Development and Reform Commission (NDRC) promulgated the “Structural Adjustment of Industrial Policy Guidance Catalogue,” in which various industries were categorized into 3 categories, namely “encouraged,” “restricted” and “phased-out.” Exploration of substituted resources of ferrous and non-ferrous metal mines falls within the encouraged category. As a result, companies operating in this sector now face fewer restrictions and receive more favorable treatment when applying for licenses and approvals. However, from time to time Chinese government policies are inconsistent with the promotion of development through foreign investment. For example, on October 31, 2007, the NDRC and MOFCOM jointly promulgated the new Guiding Catalogue of Foreign Investment Projects which became effective on December 1, 2007 and supersedes the 2004 Catalogue. The 2007 Catalogue restricts foreign investors from investing in the exploration and mining of certain mineral resources, including rare coal, gold and silver, and forbids foreign investors from investing in the exploration and mining of certain nonrenewable and important mineral resources, including tungsten, molybdenum, tin, antimony and fluorite. Tungsten and molybdenum are components used in the production of steel, and, but for the promulgation of this new Catalogue, we could potentially have considered acquisition opportunities in the mining of tungsten or molybdenum to be likely areas for our business combination. Although we believe there are sufficient, unrestricted acquisition opportunities in mining of minerals and metals in China, including other components used in steel, to permit us to find an attractive initial business combination, we would nevertheless encounter very significant regulatory challenges in the event we seek acquisition opportunities in the mining of tungsten or molybdenum.

The government has also accelerated the privatization of state-owned enterprises in order to increase competition and provide economic incentives for growth and investment. We believe this privatization presents an opportunity for both domestic and foreign investors and mining operators to acquire smaller mineral mining businesses and introduce more advanced production processes, and to leverage economies of scale to increase operating efficiency. According to the 2009 China Statistical Yearbook, over 90% of Chinese mineral mining companies are privately owned.

In recent years the government has also given specific priority to the development of China’s western region, which covers an area of 5.4 million square kilometers, representing 56% of the country’s total area. Because of its remoteness, the western region lags behind other parts of China in terms of economic development. The region is known to have abundant mineral resources, but exploration and mining activities are less developed compared to other parts of the country. As a result, we believe that both the central and local governments will encourage foreign investors and sophisticated local mining operators to acquire mineral mining businesses in the region, and will provide additional on-going support in the form of reduced restrictions and timely approvals for licenses and related development requests.

Finally, the Chinese government has proven itself willing in certain circumstances to implement regulations and controls to promote increased operating efficiency, reduced pollution and sustainable long-term growth. An example of this can be seen with the government’s decision to implement a 15% export tax on molybdenum, which was subsequently reduced to 5%. While this action may limit the near-term economic gains that could be achieved by selling Chinese molybdenum on the world market, over the long-term having increased supplies of molybdenum available in China will encourage the development of higher quality, more profitable domestic steel applications. Under the 2007 Catalogue, foreign investment in the mining of molybdenum is now forbidden.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of insider warrants, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of insider warrants are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing in order to complete our initial business combination. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

We will consummate our initial business combination only if holders of less than approximately 90% of our public shares elect to convert (in the case of a shareholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination. However, if we purchase up to 20% of the shares sold in this offering (as described elsewhere in this prospectus), the 90% conversion threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer.

We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Accordingly, as a result of our conversion threshold, we may have a net equity investment into our target business of only $5,000,000, which could substantially limit our options regarding business combinations.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Except for the general criteria and guidelines set forth above under the caption “Business Strategy,” we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe numerous such candidates are available in the PRC in the basic minerals mining and related industries. We believe our officers and directors, as well as their respective affiliates, will bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. Robin Lee and certain of our other officers and directors have extensive experience in the financial, strategic and operational aspects of the Chinese mineral mining industry. They have also been active in a variety of industry organizations and conferences. In these roles they have developed a network of relationships with relevant industry executives, investment advisors, government officials and investment institutions both in China and other countries active in the global mining industry, such as South Africa and Canada. In addition, Robin Lee has numerous valuable relationships in the Chinese gold industry, including the China Gold Association and other prominent Chinese gold institutions. Also, Denis Worrall, our special advisor, has served as a director of various mining companies in South Africa and has developed relationships with several mining companies and investment institutions in South Africa and internationally. We also believe certain affiliates of our management and special advisors will assist our efforts to find target businesses. Certain of our management, including Mr. Lee, are affiliated with SSCM. Some of SSCM’s senior advisors and management have extensive business networks in the PRC. We believe this knowledge and network will benefit us in identifying attractive potential target businesses.

Target business candidates may also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

We may agree to pay GSPL an advisory fee for assisting us with consummating our initial business combination although no arrangement has been agreed to as of the date of this prospectus. We have also agreed to pay contingent underwriting fees in an amount equal to 3% of the Closing Cash, provided that 0.8% of the Closing Cash may be retained by us and distributed, in our sole discretion, to firms (which may or may not be underwriters), if any, who are instrumental in advising or assisting us in connection with the completion of our initial business combination. While we do not presently anticipate engaging the services of any other professional firms or individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. As indicated above, our management has experience in evaluating transactions, particularly in the basic minerals mining and related industries, but will retain advisors as they deem necessary to assist them in their due diligence efforts. However, except as described in this prospectus, none of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, will be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our officers, directors or initial shareholders, we will do so only if we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, we have no intent to acquire an affiliated entity. We also do not anticipate acquiring an entity that is either a portfolio company of, or has otherwise received a financial investment from, an entity that is affiliated with our officers, directors and initial shareholders. However, if circumstances change and we decide to acquire such an entity, we are required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business have a fair market value of at least 80% of the balance in the trust account at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Except for the general criteria and guidelines set forth above under the caption “Business Strategy,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	mineral resources;
•	growth potential;
•	experience and skill of management and availability of additional personnel;

•	capital requirements;
•	competitive position;
•	barriers to entry;
•	stage of development of its products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection for its products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

We believe such factors will be important in evaluating prospective target businesses, regardless of whether we acquire a target business in the PRC in the basic minerals mining and related industries or in another industry or geographic location. We will generally use these criteria and guidelines in evaluating acquisition opportunities although this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have also agreed to pay contingent underwriting fees in an amount equal to 3% of the Closing Cash, provided that 0.8% of the Closing Cash may be retained by us and distributed, in our sole discretion, to firms (which may or may not be underwriters), if any, who are instrumental in advising or assisting us in connection with the completion of our initial business combination.

Fair Market Value of Target Business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business. If we acquire less than 100% of the equity interests or assets of the target business, we will not enter into a business combination unless either we or our public shareholders acquire at least a controlling interest in the target business (meaning not less than 50.1% of the voting equity interests in the target or all or substantially all of the assets of such target, or 49.9% of the voting equity interests in the target where the applicable PRC laws mandate the Chinese partner maintain ownership of a majority of the voting equity of the target business, in which case we would utilize contractual arrangements to ensure we acquire control of the target business). If we acquire less than 100% of the equity interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of the trust account balance. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value, and based on the appraised value of the target issued by a valuation agency licensed to appraise State-owned assets if the target involved PRC State-owned assets). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Business Combination

In connection with any proposed business combination, we will either (i) seek shareholder approval of an initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, or (ii) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. For instance, the rules of the NASDAQ Stock Market currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. The amount in the trust account is initially anticipated to be approximately $10.05 per share, or approximately $10.00 per share if the underwriters’ over-allotment option is exercised in full. Unlike other blank check companies which require shareholder votes and conduct proxy solicitations in conjunction with their initial business transactions and related conversions of public shares for cash upon consummation of such initial business combination even when a vote is not required by law, we will have the flexibility to avoid such shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if holders of less than approximately 90% of our public shares elect to convert (in the case of a shareholder meeting) or sell their shares to us (in the case of a tender offer) and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination. However, if we purchase up to 20% of the shares sold in this offering (as described elsewhere in this prospectus), the 90% conversion threshold will be reduced in direct proportion to the percentage of shares purchased by us. In this event, we would disclose the number of shares purchased by us and the revised conversion threshold in the materials distributed to our shareholders in connection with any vote to approve a business combination or any tender offer.

We chose our conversion threshold to ensure that we have at least $5,000,000 of net tangible assets upon consummation of this offering in order to avoid being subject to Rule 419 promulgated under the Securities Act. Accordingly, as a result of our conversion threshold, we may have a net equity investment into our target business of only $5,000,000, which could substantially limit our options regarding business combinations.

Our initial shareholders have agreed (i) to vote their shares owned by them immediately before this offering, as well as any shares acquired in this offering or in the after market, in favor of any proposed business combination, (ii) not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination and (iii) not to sell their shares to us pursuant to any tender offer described above. None of our officers, directors, initial shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination, our officers, directors, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

If holders of shares sold in this offering indicate an intention to vote against a proposed business combination and/or seek conversion of their shares into cash, we may negotiate arrangements to provide for the repurchase of such shares at the closing of the business combination using funds held in the trust account. The purpose of such arrangements would be to increase the likelihood of satisfaction of the requirements that the holders of a majority of our ordinary shares outstanding vote in favor of a proposed business combination and that holders of fewer than approximately 90% of the shares sold in this offering demand conversion of their shares into cash where it appears that such requirements would otherwise not be met. All shares repurchased by us or our affiliates pursuant to such arrangements would be voted in favor of the proposed business combination. No such arrangements currently exist.

Conversion Rights

If we seek shareholder approval of an initial business combination at a meeting called for such purpose, public shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. In such event, the conversion rights will be effectuated under Cayman Islands law as repurchases. Alternatively, we may provide our shareholders with the opportunity to sell their ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.

Notwithstanding the foregoing, if we determine to hold a meeting to approve our initial business combination, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the ordinary shares sold in this offering. Accordingly, all shares purchased by a holder in excess of approximately 9.99% of the shares sold in this offering will not be converted to cash. We believe this restriction will prevent shareholders from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then current market price. By limiting a shareholder’s ability to convert no more than 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders.

Our initial shareholders will not have conversion or tender rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. Following consummation of such business combination, the transfer agent will then instruct the Cayman Islands Registrar of Companies to update our Register of Shareholders to reflect all conversions.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to shareholders.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination. Furthermore, if a holder of a public share delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Permitted Repurchases of our Securities

If we seek shareholder approval of our initial business combination instead of engaging in a tender offer, prior to the consummation of such business combination, there can be released to us from the trust account amounts necessary to repurchase up to 20% of the shares sold in this offering (1,000,000 shares, or 1,150,000 shares if the over-allotment option is exercised in full). Purchases can take place at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date immediately prior to the vote held to approve such business combination. Repurchases will be made only in open market transactions at times when we are not in possession of any material non-public information and may not be made during a restricted period under Regulation M under the Exchange Act. It is intended that repurchases will comply with the technical requirements of Rule 10b-18 (including timing, pricing and volume limitations) under the Exchange Act (although the repurchases will not actually be effectuated under Rule 10b-18) at prices (inclusive of commissions) not to exceed the per-share amount then held in trust (initially approximately $10.05 share, or approximately $10.00 if the over-allotment option is exercised in full). We can repurchase any or all of the 1,000,000 shares (or 1,150,000 shares if the over-allotment option is exercised in full) we are entitled to repurchase. It will be entirely in our discretion as to how many shares are repurchased, when repurchases are made and at what prices (including, although unlikely, at prices that may be higher than the initial public offering price provided the price does not to exceed the per-share amount then held in trust). Decisions regarding repurchases will be made based on various factors, including the then current market price of our ordinary shares and the terms of the proposed business combination. All shares repurchased by us will be immediately cancelled.

Because public shareholders will have the right to seek conversion of their shares (as described above), such shareholders would be entitled to receive a pro rata share of the funds held in our trust account if the transaction is consummated. Accordingly, such a shareholder would have to wait until after the closing of the proposed business combination in order to receive his share of the funds in the trust account. Alternatively, such a shareholder could seek to sell his shares in the open market prior to the consummation of a proposed business combination. Our ability to repurchase such shares at prices not to exceed the per-share amount then held in trust could provide a readily available market for a public shareholder wishing to sell his shares. At the same time, by agreeing to pay no more than the per-share amount then held in trust for such shares, the resulting per-share conversion or liquidation price for all of our other public shareholders increases (or at worst, remains constant) because we may have paid less to the selling shareholder than we would have had to pay had such shareholder sought conversion.

The foregoing may have the effect of making it easier for us to complete our initial business combination because there would be fewer shares outstanding held by shareholders that might have had the intention of voting against any proposed business combination following such repurchases. However, if we made such repurchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing and it would result in less cash being available for use as working capital following the business combination.

Liquidation if No Business Combination

If we do not complete a business combination within 24 months from the consummation of this offering, we will liquidate the trust account. If we have not completed a business combination by such date, it will trigger our automatic dissolution. This has the same effect as if our board of directors and shareholders had formally voted to approve our winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We will not take any action, nor will we seek shareholder approval, to extend the time period in which we must consummate an initial business combination.

The amount in the trust account (less $5,000 representing the aggregate nominal par value of the shares of our public shareholders) under the Companies Law will be treated as share premium which is distributable under the Cayman Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two days prior to the distribution date (including any accrued interest) (subject to our provision for creditors). We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable. We have not obtained any such waiver agreements as of the date of this prospectus.

Each of our initial shareholders has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share distribution from the trust account would be approximately $10.05 (or approximately $10.00 if the over-allotment option is exercised in full).

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Robin Lee has personally agreed that, if we liquidate prior to the consummation of a business combination, he will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account. Our board of directors has questioned Mr. Lee on his financial net worth and reviewed certain financial information provided by him and believes he will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that Mr. Lee will be able to satisfy those indemnification obligations if he is required to do so. Accordingly, the actual per-share distribution could be less than approximately $10.05 (or approximately $10.00 if the over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least approximately $10.05 per share (or approximately $10.00 per share if the over-allotment option is exercised in full).

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

The following also may not be viewed favorably by certain target businesses:

•	our obligation to seek shareholder approval of a business combination or enter into a tender offer may delay the completion of a transaction;
•	our obligation to convert or repurchase ordinary shares held by our public shareholders may reduce the resources available to us for a business combination; and
•	our outstanding warrants, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at c/o SSCMG, 1402 China Resources Building, 26 Harbour Road, Wanchai, Hong Kong. The cost for this space is included in the $10,000 per-month fee SSCMG will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and SSCMG. We believe, based on rents and fees for similar services in Hong Kong, that the fee charged by SSCMG is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have four executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which we anticipate will be approximately 10 hours per week). We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation or tender offer materials sent to shareholders to assist them in assessing the target business. In all likelihood, the financial statements included in the proxy solicitation or tender offer materials will need to be prepared in accordance with U.S. GAAP and/or IFRS. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2011 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Government Regulations

If we complete a business combination with a target business operating in the PRC in the basic minerals mining and related industries, we may be subject to the following government regulations:

Government regulations of our proposed industry

The PRC has enacted a series of laws and regulations over the past 20 years relating to the natural resources sector. The “China Mineral Resources Law” declares state ownership of all mineral resources in the PRC. However, mineral exploration rights can be purchased, sold and transferred by the PRC to foreign owned companies, except for those mineral resources (such as tungsten, molybdenum, tin, antimony and fluorite, rare earth metal and radioactive mineral products) whose exploration and mining are forbidden by Chinese law (such as the 2007 Guiding Catalogue of Foreign Investment Projects discussed below). Under the law, the central government has issued detailed rules and regulations including the “regulation on mineral resource survey and registration” and the “regulation on mineral resource exploration.” In accordance with the Measures for the Administration of the Use Fee and Purchase Price of Mineral Exploration and Mining Rights promulgated by the Ministry of Finance (“MOF”) and the Ministry of Land and Resources of the PRC (“MLR”) on June 7, 1999, any entity who conducts exploration and mining activities of mineral resources in the PRC is required to pay exploration and mining rights use fees and a purchase price. The exploration rights use fee is calculated according to the exploration period and payable annually based on the size of the licensed area. The purchase price for mineral exploration and mining rights is determined according to the valuation result as validated by the MLR, and is paid by a lump-sum or by installments within two years for exploration rights and within six years for mining rights. However, in accordance with the Exemption or Reduction Measures, any entity engaging in exploration and mining of certain mineral resources considered to be in shortage, such as copper, throughout the country or in the western region of the PRC may apply with the relevant land and resources department for reduction or exemption of the exploration and mining rights use fees.

MOFCOM and MLR jointly issued the Administrative Measures on Foreign Invested Minerals Exploration Enterprises (the “Administrative Measures”) on July 18, 2008, which became effective as of August 20, 2008. Under the Administrative Measures, (i) a foreign invested minerals exploration enterprise refers to a foreign funded enterprise that is incorporated in China under Chinese law and engages in mineral exploration investment and other relevant activities other than petroleum, natural gas and coal bed methane; (ii) a wholly foreign owned enterprise, a Sino-foreign equity joint venture or a Sino-foreign cooperative joint venture are allowed vehicles for such mineral exploration investment by foreign investors; (iii) a Chinese investor is allowed to use its lawfully owned mineral exploration right and geological exploration data as its capital contribution or “contribution conditions” to the Sino-foreign joint venture company; (iv) a foreign invested minerals exploration enterprise can exploit the minerals it has explored if such minerals are not forbidden to foreign investors under the 2007 Catalogue, and in this case, it shall apply for a mining permit first, and then apply for the approval from the original approval authority; and (v) if the concerned minerals are forbidden to foreign investors for exploitation, it may sell its mineral exploration right to other qualified parties.

The government also publishes the “Guidance on Foreign Direct Investment” and the “Guiding Catalogue of Foreign Investment Projects,” or the 2007 Catalogue, which classify into four categories the industries and specific types of minerals in the PRC and their availability to foreign direct investments, which categories are either: “encouraged,” “permitted,” “restricted” or “prohibited.” For example, minerals with radiation, such as uranium, are prohibited from survey exploration by any non-state entity, including foreign owned companies. Minerals such as gold, silver and platinum are “restricted” from foreign investment, while foreign investments in minerals such as steel, copper, lead and aluminum are “encouraged,” or “permitted.” The 2007 Catalogue severely restricts foreign investors from investing in the exploration and mining of certain nonrenewable and important mineral resources. Subject to the type of mineral resources to be explored, foreign companies exploring mineral resources may be required to take a specific corporate form in order to comply with PRC laws and regulations (such as a joint venture or cooperative joint venture with a PRC entity being majority shareholder). In recent years, the PRC government has encouraged foreign direct investment into the west inland of China (where most of the unexplored mineral resources are located). For instance, the construction of medium and large-sized mines of copper, aluminum, lead, zinc and nickel are encouraged by the “Structural Adjustment of Industries Guidance Catalogue (2005),” which was promulgated by the NDRC on December 2, 2005. The exploration and mining of non-ferrous metals, such as copper, lead, zinc and nickel in the Xinjiang Autonomous Region, was included in the “Advantageous Industries for Foreign Investment in the Mid-west Regions Guidance Catalogue” promulgated by NDRC and MOFCOM on July 23, 2004. According to the “Eleventh Five-Year Plan for the Economic and Social development of Xinjiang (2006 – 2010),” Xinjiang will further enhance the exploration and development of non-ferrous metals such as copper, nickel, lead and zinc.

To implement government policy in natural resource-related industries, the PRC issued several types of permits and certificates to related businesses, such as permits for mineral survey and for mineral exploration. According to the “Circular on Strengthening Reform of the System for Obtaining Mineral Exploration Rights and Mining Rights for Value,” jointly issued by MOF and MLR on October 25, 2006 (“Circular”), a system for obtaining mining rights and exploration rights for value has been adopted. Except as otherwise promulgated, the State will grant new mining rights and exploration rights only through competitive mechanisms in the market, such as tenders, auctions and bidding for license. Any owner that holds any mining rights or exploration rights with proven mineral resources without consideration shall pay the purchase price of such mining rights or exploration rights to the State. The purchase price of mining rights and exploration rights shall be paid in full within the requested period in accordance with the relevant regulations of the State. Unless otherwise stated in the Circular, mining rights and exploration rights shall not be paid by way of an increase in the State-owned capital of any enterprise. The Department of Land and Resources of all administrative levels shall impose sanctions against owners of these rights which fail to pay in full the purchase price of their mining rights and exploration rights, and their respective right permits will not be renewed upon expiration. The right that the permits represent may be exploited or they may be purchased, sold or otherwise transferred. The permits normally specify the location, area, type of mineral, scale of production and time period. Other than normal business licenses, the smelting and processing businesses usually do not require any special permits discussed above. Imports and exports of various mineral resources require quota licenses, which are issued by MOFCOM of the PRC. The list of mineral resources subject to such quota licenses is published annually. It is anticipated that foreign ownership in the PRC mineral resources industry will be further accessible with the development of the PRC’s economy and the integration of the PRC into the world economy.

In accordance with the “Provisional Regulations of the PRC on Resource Tax” promulgated by the State Council on December 25, 1993, all enterprises and individuals engaged in the exploitation of mineral products within the PRC are required to pay resource tax. Applicable tax rates are determined by the MOF in consultation with the relevant departments of the State Council based on the resource conditions of the taxable products exploited or produced by the taxpayer. The range of the prescribed tax rate is set out in the Table of Resource Tax Taxable Items and Tax Rates. The tax rate for non-ferrous metals or mines ranges from RMB 0.4 to RMB 30.0 per ton. The tax rate for lead and zinc is RMB 2.0 to RMB 4.0 per ton. A new notice issued by the MOF and the State Administration of Taxation on July 5, 2007 to increase the resource tax rates of copper ore, lead and zinc ore became effective on August 1, 2007. Pursuant to the new notice, the resource tax rate of the lead and zinc ore increases to RMB 10.00 to RMB 20.00 per ton.

In accordance with the “Measures for Implementation of Safety Production Licensing for Non-coal Mine Enterprises” promulgated by the State of Work Safety of the PRC on May 17, 2004 and the “Regulations on Safety Production License” promulgated by the State Council on January 13, 2004, non-coal mine enterprises must obtain a safety production license pursuant to the relevant regulations. On December 8, 2006, the MOF and the State Safety Production Supervision Bureau promulgated the “Provisional Measures on Financial Management of Safety Production Fees of High Risk Enterprises,” which requires PRC mining business to pay safety production fees intended to improve production conditions. The standard safety production fees for metal mines is RMB 4 per ton (surface mine) and RMB 8 per ton (underground mine).

Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in the PRC is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval is obtained from the Ministry of Commerce, SAFE and the National Development and Reform Commission or their local counterparts. FIEs are required to apply to SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be an FIE as a result of our ownership structure. With such registration certificates, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Currency transaction within the scope of the “current account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of SAFE. Such transactions are subject to the consent of banks which are authorized by SAFE to review “current account” currency transactions. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of SAFE. This prior approval may delay or impair our ability to operate following a business combination.

On October 21, 2005, SAFE issued a public notice named Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas Special Purpose Vehicles, or Circular 75. Circular 75 and the relevant SAFE regulations require PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising funds from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall amend its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, long-term equity investment or creation of any security interest. To further clarify the implementation of Circular 75, SAFE issued Circular 106 on May 29, 2007. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing in a timely manner of SAFE registrations by the offshore holding company’s shareholders who are PRC residents. If these shareholders fail to comply, the PRC subsidiaries can report to the local SAFE authorities to be exempted from liabilities. Failure to comply with the above SAFE registration requirements, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under PRC laws for evasion of foreign exchange restrictions.

On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations.

Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress approved and promulgated the EIT Law. The EIT Law took effect on January 1, 2008. Under the EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. For the enterprises whose applicable tax rate was 24%, the tax rate was changed to 25% from January 1, 2008. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the EIT Law. While the EIT Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the EIT Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the EIT Law, a company’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment. If we consummate a business combination with a PRC subsidiary, any increase in our or such PRC subsidiary’s tax rate in the future could have a material adverse effect on our financial condition and results of operations

Regulation of Dividend Distribution

The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;
•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
•	The Sino-foreign Cooperative Joint Venture Law (1988), as amended;

•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Joint Venture Law (1995), as amended;
•	The Company Law (2005);
•	The Wholly Foreign-Owned Enterprise Law (1986), as amended; and
•	The Regulations of Implementation of the Wholly Foreign-Owned Enterprise Law (1990), as amended.

Following a business combination, we will likely become an FIE as a result of our ownership structure. Under these laws and regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Mergers and Acquisitions of PRC Enterprises by Foreign Investors

On August 8, 2006, MOFCOM, together with several other government agencies, promulgated the Provision on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which took effect on September 8, 2006 and was amended on June 22, 2009, to more effectively regulate foreign investment in PRC domestic enterprises. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming, complex and uncertain, including but without limitations, the requirement in some instances that the approval of MOFCOM be obtained in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Depending on the structure of the transaction, the M&A Rules will require the Chinese parties to make a series of applications and supplemental applications to the competent government agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the government agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and credit certification of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. Moreover, acquisitions of Chinese domestic companies relating to “important industries” or affecting the national economic security or resulting in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by MOFCOM and other relevant agencies. The M&A Rules also require offshore special purpose vehicles, or SPVs, formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the China Securities Regulation Commission prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

Contractual Arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, food production, and heavy equipment manufacturers. The PRC may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by Chinese residents whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in China which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

•	Our exercise of effective control over the target company;
•	A substantial portion of the economic benefits of the target company would be transferred to us; and
•	We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company owned by the Chinese residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by Chinese laws and regulations.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination. We would obtain an independent appraisal from an investment bank or industry expert for the purpose of determining the fair value of any contractual arrangement.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and we will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms of Prior Blank Check Offerings	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$47,250,000 of the net offering proceeds plus the $3,000,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Morgan Stanley Smith Barney, maintained by Continental Stock Transfer & Trust Company, acting as trustee	Substantially similar to the terms of our offering.	$44,100,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $47,250,000 of net offering proceeds plus the $3,000,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Substantially similar to the terms of our offering.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account at the time of the execution of a definitive agreement for our initial business combination.	Substantially similar to the terms of our offering.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of the Offering	Terms of Prior Blank Check Offerings	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately five trading days following the earlier to occur of the expiration or termination of the over-allotment option and its exercise in full, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.	Substantially similar to the terms of our offering.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the completion of a business combination and, accordingly, will be exercised only after the trust account has been terminated and distributed.	Substantially similar to the terms of our offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of the Offering	Terms of Prior Blank Check Offerings	Terms Under a Rule 419 Offering
Election to remain an investor	We will either (i) give our shareholders the opportunity to vote on the business combination or (ii) provide our public shareholders with the opportunity to sell their ordinary shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business transaction as we would have included in a proxy statement.	Shareholders would be given the opportunity to vote on a business combination. In connection with seeking shareholder approval, shareholders would be sent a proxy statement containing information required by the SEC. A shareholder following the procedures described in such proxy statement would be given the right to convert his or her shares into cash. However, a shareholder who did not follow these procedures or a shareholder who did not take any action would not be entitled to the return of any funds except upon liquidation.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our amended and restated memorandum and articles of association, if we do not complete an initial business combination within 24 months from the consummation of this offering, we will liquidate and distribute the funds included in our trust account to our shareholders.	Substantially similar to the terms of our offering.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of the Offering	Terms of Prior Blank Check Offerings	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) that we need for our working capital requirements. The remaining interest earned on the funds in the trust account that we do not use will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	Substantially similar to the terms of our offering.	All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for (i) amounts necessary to repurchase up to 20% of the shares sold in this offering, (ii) any amounts that we may need to pay our tax obligations and (iii) any remaining interest that we may need for our working capital requirements that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	Except with respect to interest income released to fund working capital expenses and to pay taxes, if any, proceeds held in the trust account are not released until the earlier of the consummation of a business combination or the failure to complete an initial business combination within the alloted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Mechanisms Which Make it Easier to Consummate a Business Combination

We have put in place the following mechanisms which will make it easier for us to consummate a business combination:

•	Permitted repurchases of shares. Pursuant to our Amended and Restated Memorandum and Articles of Association, if we seek shareholder approval of our initial business combination instead of engaging in a tender offer, prior to the consummation of such business combination, there can be released to us from the trust account amounts necessary to purchase up to 20% of the shares sold in this offering (1,000,000 shares, or 1,150,000 shares if the over-allotment option is exercised in full). Purchases can take place at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date immediately prior to the vote held to approve such business combination. The foregoing may have the effect of making it easier for us to complete our initial business combination because there would be fewer shares outstanding held by shareholders that might intend to vote against any proposed business combination following such repurchases.
•	Restrictions on conversion rights. If we structure our initial business combination as a business combination pursuant to which we will seek shareholder approval, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the shares sold in this offering. We believe this restriction will prevent shareholders from accumulating large blocks of shares and attempt to use the conversion right as a means to force us or our management to purchase their shares at a significant premium to the then-current market price. By limiting a shareholder’s ability to convert no more than 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to block a transaction which is favored by our other public shareholders.
•	Initial Shareholder arrangements. In connection with any vote for a proposed business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination. Additionally, our initial shareholders, as well as all of our officers and directors, have agreed not to convert any shares in connection with a shareholder vote to approve a proposed initial business combination or to sell their shares to us pursuant to any tender offer described above. The foregoing may have the effect of making it easier for us to complete our initial business combination as all the initial shares will be voted in favor of such proposed business combination and such shares will not count toward our conversion threshold, since they will not be converted or sold to us in any tender offer.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Seng Leong “Robin” Lee	59	Chairman and Chief Executive Officer
Wing Kai “Brandon” Ho	44	Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
Xiaona “Angela” Ma	35	Vice President of Business Development, Assistant Secretary and Assistant Treasurer
Maozhen Sang	45	Vice President of Mining Analysis
John F. Ambruz	55	Director
Paul Bernards	47	Director
Pieter van Aswegen	68	Director
Shaonan “Gordon” Xing	55	Director
Qiaolian “Benita” Wang	33	Director

Seng Leong “Robin” Lee has served as our Chairman and Chief Executive Officer since our inception. We believe Mr. Lee’s over 27 years of financial and M&A advisory, and public and private corporate finance experience, much of which has been focused on the Chinese mineral mining industry, makes him well-qualified to serve as a member of our board. Mr. Lee currently serves as the Group Chairman and Chief Executive Officer of SSCM, a corporate finance advisory firm registered under the Hong Kong Securities and Futures Ordinance (HKSFO) founded by him in June 2000 that provides financial advice to international companies with respect to mining industry acquisitions in China. In this capacity, Mr. Lee has been active in several restructuring and financing projects relating to the gold and other minerals mining industries in China and has assisted several PRC enterprises in listing on the Hong Kong and Singapore stock exchanges. Mr. Lee has served as a director of SSCMG, an investment holding company, since August 2007, as Chairman and Chief Executive Officer of SSC Mandarin Diamond Mining, a holding company of diamond projects in South Africa, since 2010, and as a director of that Company since September 2008. Each of SSCM, SSCMG and SSC Mandarin Diamond Mining is controlled by Mr. Lee. Since February 2010, Mr. Lee has been a director of Apex Minerals NL, a publicly traded company listed on the Australian Stock Exchange (stock code: AXM). From June 2008 to August 2010, Mr. Lee was a director of Grand T G Gold, a publicly traded company at that time listed on the Hong Kong Stock Exchange (stock code: 8299), and also served as its Chief Executive Officer from September 2009 to August 2010. Grand T G Gold is principally focused, through its subsidiary Tongguan Taizhou Mining Company Ltd. (“Taizhou Mining”), on the exploration and exploitation of precious metals and mineral resources in the PRC. In September 2007, Mr. Lee became the Chairman and Chief Executive Officer of China Mining, a blank check company formed for the purpose of acquiring one or more operating businesses, with an expected focus on businesses located in or serving PRC that are engaged primarily in the mineral mining industry and related industries. Due to market conditions, China Mining never completed its initial public offering and did not engage in any substantive operations. From March 2004 until February 2006, Mr. Lee was Chairman of SSC Sino Gold Consulting Company Limited (now known as SSC Sino Gold Mining Investment Company Limited (“SSC Sino Gold”)), a joint venture company established in 2003 between affiliates of each of SSCM and the China Gold Association. From August 1997 to June 2000, Mr. Lee served as Chief Executive Officer of Mandarin Business Consultants (Pty) Limited, a business consulting firm located in Johannesburg, South Africa. From September 1984 to July 1997, Mr. Lee served as General Manager of Nedcor Asia Ltd (Nedcor), a Hong Kong restricted licensed bank, where he held senior management positions in that firm’s banking, securities and investment banking businesses. While at Nedcor, Mr. Lee played a leading role in the acquisition of a chrome mine in South Africa and, from October 1994 to March 1996, served as Chief Representative of Nedcor’s Chinese banking affiliate where he established a business network in China and South Africa and assisted mining companies in identifying acquisition targets and business opportunities in China and South Africa. From July 1980 to August 1984, Mr. Lee was the Chief Accountant of National Bank of Canada, Hong Kong Branch. From July 1973 to July 1980, Mr. Lee was employed by Oversea Trust Bank Ltd, Hong Kong as an accountant. Mr. Lee holds a diploma in accounting from the University of Hong Kong Polytechnic and a Master of Business Administration degree from the University of East Asia, Macau. Mr. Lee is a fellow member of the Hong Kong Institute of Directors.

Wing Kai “Brandon” Ho has served as our Vice President of Finance, Chief Financial Officer, Secretary, Treasurer since our inception and member of our board of directors since January 2011. Since October 2010, Mr. Ho has served as the Director, Executive Committee of SSCM. He previously served as Project Director of SSCM, where he participated in several restructuring and financing projects relating to the gold and other minerals mining industries in China, from June 2006 to December 2008. From December 2008 to September 2010, Mr. Ho served as the Financial Controller of Grand T G Gold and also served as its secretary for a portion of that time period. In November 2007, Mr. Ho became the Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of China Mining. From June 2003 to April 2006, Mr. Ho was employed by On Harvest (HK) Limited, a Hong Kong-based business and financial advisory firm, as a financial consultant in the fields of business advisory, corporate finance advisory and mergers and acquisitions. From December 1993 to June 2003, Mr. Ho was employed by Tem Fat Hing Fung (Holdings) Limited and its affiliated companies, a Hong Kong based group focusing on bullion trading and property investment principally in Hong Kong and China, where he held various positions relating to finance and accounting, including the position of Group Senior Finance Manager. In this capacity, Mr. Ho was responsible for financial reporting and compliance, taxation as well as financial management. Mr. Ho also participated in numerous restructuring and corporate financing transactions while serving in the foregoing positions. Prior to joining that company, Mr. Ho worked in the fields of accounting and auditing in Hong Kong and Australia. Mr. Ho holds a Bachelor of Business degree in accounting from the University of Southern Queensland, Australia and a Master of Business Administration degree from the Manchester Business School, United Kingdom. Mr. Ho is a fellow member of the Association of Chartered Certified Accountants, United Kingdom, and a member of the Hong Kong Institute of Certified Public Accountants and is licensed as a Certified Public Accountant in the United States.

Xiaona “Angela” Ma has served as Vice President of Business Development, Assistant Secretary and Assistant Treasurer since January 2011. Since 1998, Ms. Ma has been in charge of establishing SSCM’s networks in China, serving as representative of its Shanghai Office from May 2002 until December 2006, and as representative of its Beijing office from October 2004 until the present. She also currently serves as director of Zhejiang Zhegang SSC Mandarin Investment Management Company Limited, SSCM’s affiliated foreign equity joint venture company in China. In November 2007, Ms. Ma became the Vice President of Business Development, Assistant Secretary and Assistant Treasurer of China Mining. Ms. Ma has participated in numerous corporate financial advisory projects including the listing of companies on the Singapore and Hong Kong stock exchanges. Ms. Ma holds a Bachelor of Economics degree in international trade and English from China East Science and Technology University in Shanghai, China.

Maozhen Sang has served as our Vice President of Mining Analysis since January 2011. Mr. Sang has more than 20 years of geological, mining, processing, project assessment and management experience. Since October 2009, Mr. Sang has served as Production Planning Manager at Shandong Gold Non-Ferrous Mining Group Company Limited, in charge of production, planning and mining technology, as well as participating in mergers and acquisitions of mineral projects. From April 2007 to September 2009, Mr. Sang served as Project Manager of Shandong Gold Development Company, where Mr. Sang participated in numerous mergers and acquisitions transactions in minerals projects. From July 2000 to April 2007, Mr. Sang held various positions with Shandong Gold Mining Company Limited, including from November 2006 to April 2007 as Deputy Planning and Production Safety Manager. From March 1990 to July 2000, Mr. Sang was employed by Shandong Gold Group Company Limited, where he held various positions relating to management of gold production technology. Mr. Sang holds a Bachelor of Engineering degree in mining and a Master of Engineering degree in mining economics from Beijing University of Science and Technology (formerly Beijing Iron and Steel Institute). Mr. Sang is a registered mining appraiser and consulting engineer (investment) in the PRC.

John F. Ambruz has served as a member of our board of directors since January 2011. We believe Mr. Ambruz’s extensive experience in all aspects of mergers and acquisitions domestically and internationally, having completed over a hundred transactions as advisor in fifteen countries, makes him well-qualified to serve as a member of our board. Mr. Ambruz currently serves as the Chairman and Chief Executive Officer of GSPL, a strategic and financial advisory and investment firm whose predecessor he founded in May 2006.

Mr. Ambruz is one of two employees of GSPL. From March 1991 to May 2006, Mr. Ambruz held various positions with Masonite International Corporation (“Masonite”) and its predecessor, Premdor Inc., including, from November 1992 to May 2004 as advisor and then Vice President, Strategic Development of Masonite and from May 2004 to May 2006 as Executive Vice President, Strategic Development of Masonite. At Masonite, Mr. Ambruz was instrumental in the development and execution of that company’s industry consolidation and vertical integration strategy, and played a key role in Masonite’s $2.6 billion leveraged buyout sale in 2005 to Kohlberg Kravis Roberts & Co. (KKR), a private equity firm. At the time of its sale in 2005, Masonite had annual consolidated sales of $2.4 billion and was the world’s largest manufacturer and distributor of residential and commercial doors and door components. Prior to joining Masonite, Mr. Ambruz served as managing member of The Great Circle Group LLC, a mergers and acquisitions advisory firm that he founded, Managing Director and co-head of the New York mergers and acquisitions department of Barclays de Zoete Wedd, and Managing Director in the New York corporate finance department of Wood Gundy (now CIBC World Markets), a leading Canadian investment bank. Prior to entering investment banking, Mr. Ambruz was an industrial engineer and production manager at several manufacturing companies. Mr. Ambruz previously served as a member of the board of directors of China Mining. Mr. Ambruz holds a Bachelor of Science degree in physics and applied math from McMaster University (Hamilton, Canada) and an MBA in finance and management from The Wharton School of the University of Pennsylvania.

Paul Bernards has served as a member of our board of directors since January 2011. Mr. Bernards’ over 25 years of experience in corporate finance and public accounting makes him well-qualified to serve as a member of our board. Currently, Mr. Bernards acts as a private investor, consultant, and/or director to a number of enterprises. From January 2009 through June 2010, Mr. Bernards served as Senior Vice President and Chief Financial Officer for the Premier Salons Beauty Stores group of companies, among North America’s largest privately owned providers of beauty salon services and products. Due to continuing operating losses in a weak retail environment, on July 6, 2010, Premier Salons Beauty Stores and its wholly owned direct and indirect subsidiaries Trade Secret, Inc., Trade Secret Beauty Stores, Inc., Trade Secret Excusive Stores, Inc., Trade Secret Luxury Stores, Inc. Beauty First, Inc. and Pure Beauty Inc. filed for voluntary bankruptcy in the State of Delaware. From September 2006 through December 2008, Mr. Bernards has served as Senior Vice President Finance and Chief Financial Officer for Shepell FGI LP, a leading provider of employee assistance programs in Canada. From January 1989 to February 2006, Mr. Bernards held various positions at Masonite International Corporation, a leading global manufacturer of door and door components, including most recently Executive Vice President and Chief Financial Officer and played a key role in Masonite’s $2.6 billion leveraged buyout sale in 2005 to Kohlberg Kravis Roberts & Co. (KKR), a private equity firm. From May 1985 to December 1988, Mr. Bernards served as a Senior Accountant for KPMG LLP. Mr. Bernards previously served as a member of the board of directors of China Mining. Mr. Bernards holds a Bachelor of Arts in Finance from the University of Toronto and a Master of Business Administration from York University (now Schulich) in Toronto. Mr. Bernards is a Chartered Accountant in Canada, a Certified Public Accountant in the United States and holds an ICD.D designation from the Institute of Corporate Directors in Canada.

Pieter van Aswegen has served as a member of our board of directors since January 2011. We believe Mr. van Aswegen’s over 35 years of experience in the gold mining industry in South Africa and internationally makes him well-qualified to serve as a member of our board. Since July 2006, Mr. van Aswegen has been the sole proprietor of P Met Consulting cc, a metallurgical processing consulting company which he founded. From April 1998 through June 2006, Mr. van Aswegen was employed by Gold Fields Ltd., an international producer of gold, as a Senior Manager responsible for marketing, development and implementation of bio-oxidation processing of gold ores in Australia, Ghana, Kazakhstan, China and Uzbekistan. Prior to joining Gold Fields, from January 1970 to March 1998 Mr. van Aswegen was employed by Gencor Ltd., an international gold and base metals company located in Johannesburg, South Africa. Gencor was acquired by Gold Fields in April 1998. While employed by Gencor, Mr. van Aswegen was also involved in the development of various international mining projects and held various positions relating to metallurgy and production, including, from June 1989 to March 1998, the position of Senior Manager Metallurgy in the International Gold Division with responsibility for operations in West Africa, Brazil and Indonesia. Mr. van Aswegen also served on the board of directors of Gold Fields of Uzbekistan and P Met Consulting cc. Mr. van Aswegen previously served as a director of Grand T G Gold and as a member of the board of directors of China Mining. Mr. van Aswegen holds a Bachelor of Science degree in Metallurgy from the

University of Pretoria and is a Fellow of the South African Institute of Mining and Metallurgy, a Fellow of the Australian Institute of Mining and Metallurgy and registered as a Chartered Professional (Metallurgy).

Shaonan “Gordon” Xing has served as a member of our board of directors since January 2011. We believe Mr. Xing’s prior experience in central government and business in China makes him well-qualified to serve as a member of our board. Since 2003, Mr. Xing has been an executive director of Offshore Capital Investment (Holdings) Limited, a consulting firm which he founded. Mr. Xing has also served as Chief Advisor of Greater China to Crowe Horwath (HK) CPA Ltd. From 1999 to 2002, Mr. Xing served as an advisor to the chief executive officer of Asia Television Limited, one of the two wireless commercial television stations in Hong Kong. From 1997 to 1998, Mr. Xing attended business school at Murdoch University in Australia. From 1994 to 1996, Mr. Xing served as a director of Nam Kwong (Group) Company Limited, an enterprise under the State-owned Assets Supervision and Administration of the State Council of the PRC. Prior to that, Mr. Xing had served more than ten years in various positions in the central government and a state-owned enterprise in China. Mr. Xing previously served as an advisor to Grand T G Gold. Mr. Xing holds a Master of Business Administration degree from Murdoch University, Australia.

Qiaolian “Benita” Wang has served as a member of our board of directors since January 2011. We believe Ms. Wang’s extensive experiences in corporate finance in the PRC and Hong Kong makes her well-qualified to serve as a member of our board. Since May 2003, Ms. Wang has served as Director of the Jinan representative office of Tai, Mak & Partners (now Patrick Mak & Tse), a solicitor firm in Hong Kong. Since November 2005, Ms. Wang has served as Secretary General of Shandong-Hong Kong Small and Medium Enterprises Association. From July 1999 to April 2003, Ms. Wang held various positions with Shandong Lunbo Photolumineous Products Company Limited. Ms. Wang holds a Bachelor of Economics degree in International Trade from Shandong Economic University, China.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Ms. Wang and Mr. Bernards, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Mr. Ambruz and Mr. Xing, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Lee, Mr. Ho and Mr. van Aswegen, will expire at the third annual meeting.

Aside from our officers’ and directors’ limited involvement in the proposed offering for China Mining as described above, none of our officers and directors has been involved with any other blank check company.

John F. Ambruz is the only member of our board of directors who resides in the United States.

Special Advisor

We may seek guidance and advice from the following special advisor. We have no formal arrangement or agreement with this advisor to provide services to us and he has no fiduciary obligation to present business opportunities to us. This special advisor will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if he is able to do so. Nevertheless, we believe with his business background and extensive contacts, he will be helpful to our search for a target business and our consummation of a business combination.

Dr. Denis Worrall has served as an advisor to our company since January 2011. Since 1990, Dr. Worrall has been the Chairman of Omega Investment Research (Pty) Ltd, a consulting firm which he founded, with offices in London and Cape Town. From 1994 to 2001 Dr. Worrall was Vice-Chairman of International Bank of Southern Africa. From 2001 to 2006, he was Chairman of Crown Diamonds NL, a mineral exploration and development company that was engaged in the exploration and production of diamonds in South Africa. From November 2005 to March 2007, Dr. Worrall served as an advisor to Petra Diamonds, an AIM-quoted and ASX-listed diamond mining group engaged in the exploration, mining and beneficiation of diamonds in Africa. From February 2006 to July 2007, Dr. Worrall was a member of the board of directors of Blackstar plc, an AIM-listed investment fund. From 2005 to 2009, Dr Worrall was Chairman of Ikosis Mining Resources (Pty) Ltd and NamaKhoi Mineral Resources (Pty) Ltd, both of which are South African mining companies. Dr. Worrall served as the South Africa ambassador to Australia from 1982 to 1984 and the United Kingdom from 1984 to 1987 and is a former member of the South African Senate. From 1991 to 1993 Dr. Worrall was a consultant to the World Bank. Since 2004, he has been chairman of the South African Formula One Grand Prix Bid Company. Dr. Worrall previously served as a member of the board of directors of China Mining. Dr. Worrall holds a Bachelor of Arts degree in Philosophy and Law and a Master of Arts degree in Political Philosophy from the University of Cape Town, an L.L.B. degree from the University of South Africa and a Ph.D. degree in Political Science from Cornell University, where he was a Fulbright Scholar.

Litigation

After Mr. Lee left his position as CEO of Grand T G Gold in August 2010, he remained on the board of directors of Taizhou Mining, an indirect subsidiary of Grand T G Gold, and continued in his role as the legal representative and chairman of Taizhou Mining. As the legal representative, Mr. Lee was appointed by Taizhou Mining to act on such company’s behalf and to perform any necessary duties and powers required by such company pursuant to applicable law and its constituent corporate documents. On February 12, 2010, Grand T G Gold, through its 90% owned subsidiary SSC Sino Gold, commenced legal proceedings against Taizhou Mining and Mr. Lee in the PRC, demanding delivery of certain financial statements of Taizhou Mining. Grand T G Gold is alleging that Mr. Lee did not cooperate with that company’s efforts to restructure its management after he left his position as CEO and is also taking steps to replace Mr. Lee as the legal representative of Taizhou Mining. No monetary damages are being sought. On April 1, 2011, Grand T G Gold and its wholly-owned subsidiary, T G Mining Asia Limited (“T G Mining”), commenced legal proceedings against Mr. Lee in Hong Kong, alleging that Mr. Lee failed to perform his fiduciary or equitable duties as a director of Grand T G and T G Mining to enable T G Mining to exercise its preemptive rights with respect to the sale of a 9.42% interest in SSC Sino Gold by a shareholder of SSC Sino Gold to an unrelated third party and a subsequent re-sale by that party. The plaintiffs have not indicated or quantified any amount of damages they are seeking and therefore the determination of damages, if any, will be up to the court or arbitrator. Such proceedings remain pending. Mr. Lee is vigorously contesting these claims.

Executive and Director Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay SSCMG, an entity controlled by Robin Lee, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Lee compensation in lieu of a salary. Additionally, GSPL, an entity controlled by John F. Ambruz, a member of our board of directors, will be paid an aggregate of $600,000, of which $50,000 has already been paid, as an advisory fee for assisting us with our formation and this offering. GSPL may also be paid an additional advisory fee for assisting us with consummating our initial business combination (although no arrangement has been agreed to as of the date of this prospectus). Other than the foregoing payments, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

As a foreign company, we are not required to have a majority of our board be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. However, we have determined that upon consummation of this offering, each of Messrs. Bernards, van Aswegen, Xing and Ms. Wang will be an independent director, and therefore a majority of our board of directors will be composed of independent directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Messrs. Bernards, van Aswegen and Ms. Wang, each of whom is an independent director under the NASDAQ Stock Market’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the NASDAQ Stock Market listing standards. The NASDAQ Stock Market listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Stock Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Paul Bernards qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Bernards, van Aswegen, and Xing, each of whom is an independent director under the NASDAQ Stock Market’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

Upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs (although we anticipate they will devote approximately 10 hours per week to our affairs) and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Our officers and directors will also not receive distributions from the trust account with respect to any of their initial shares if we do not complete a business combination. Furthermore, the insider warrants purchased by our officers, and any warrants which they may purchase in the aftermarket, will expire worthless if a business combination is not consummated within the required time period. GSPL, an entity controlled by John F. Ambruz, a member of our board of directors, is also entitled to receive an aggregate of $325,000 as a portion of the advisory fee upon consummation of our initial business combination and may receive an additional advisory fee for assisting us with consummating our initial business combination. Moreover, unless we consummate our initial business combination, our officers, directors and initial shareholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•	If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;
(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not properly fetter the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

Robin Lee is a director of Apex Minerals NL, a publicly traded gold production company listed on the Australian Stock Exchange. As such, Mr. Lee has a fiduciary duty to present business opportunities to Apex Minerals. Therefore, he may have a conflict of interest in determining which entity to present a potential business combination to. As a result, he may present suitable business opportunities to Apex Minerals prior to presenting them to us.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public shareholders owning a majority of the shares of our ordinary shares sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering. Any ordinary shares acquired by existing shareholders in the offering or aftermarket will be considered part of the holdings of the public shareholders. Except with respect to the redemption rights afforded to public shareholders, these existing shareholders will have the same rights as other public shareholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that the business combination is fair to our unaffiliated shareholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial shareholders. We also do not intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which our existing shareholders, executive officers or directors are affiliated. However, if circumstances change and we decide to acquire such an entity, we are required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, except as described in this prospectus, none of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, will be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of June 2, 2011 and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of the 6,000,000 insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Robin Lee	828,960	(3)	57.6%	720,835	(3)	11.5%
Brandon Ho	153,334	(4)	10.6%	133,334	(4)	2.1%
Angela Ma	46,000	(4)	3.2%	40,000	(4)	*%
Maozhen Sang	15,333	(4)	1.1%	13,333	(4)	*%
John F. Ambruz(5)	317,208	(6)	22.1%	275,833	(6)	4.4%
Paul Bernards(7)	15,333	(4)	1.1%	13,333	(4)	*%
Pieter van Aswegen(8)	15,333	(4)	1.1%	13,333	(4)	*%
Gordon Xing(9)	15,333	(4)	1.1%	13,333	(4)	*%
Benita Wang(10)	15,333	(4)	1.1%	13,333	(4)	*%
Global Strategic Partners Limited(11)	301,875		21.0%	262,500		4.2%
All directors and executive officers as a group (nine individuals)	1,422,167		98.9%	1,236,667		19.8%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o SSCMG, 1402 China Resources Building, 26 Harbour Road, Wanchai, Hong Kong.
(2)	Assumes no exercise of the over-allotment option and, therefore, the compulsory repurchase by us of an aggregate of 187,500 ordinary shares held by our initial shareholders.
(3)	Does not include shares of common stock that Mr. Lee may receive in the event that shares held by Messrs. Ho, Sang, Ambruz, Bernards, van Aswegen, Xing and Ms. Ma and Ms. Wang do not vest as described below in footnotes 4 and 6.
(4)	These shares shall vest in full upon the consummation of a business combination (subject to the terms of the escrow agreement), provided the individual is still an officer or director at such time. In addition, such shares shall vest in full if such individual ceases to be an officer or director for any reason other than voluntary termination or termination by us for cause. All unvested shares shall be transferred back to Mr. Lee at a price of approximately $0.02 per share.
(5)	The business address of John F. Ambruz is 106 Stonewall Circle, West Harrison, New York 10604.
(6)	Includes 301,875 shares held by Global Strategic Partners Limited, which Mr. Ambruz controls. Also includes 15,333 shares held by Mr. Ambruz that shall vest in full upon the consummation of a business combination (subject to the terms of the escrow agreement), provided he is still a director at such time. In addition, such shares shall vest in full if Mr. Amburz ceases to be a director for any reason other than voluntary termination or termination by us for cause. All unvested shares shall be transferred back to Mr. Lee at a price of approximately $0.02 per share.

(7)	The business address of Paul Bernards is 27 Doncliffe Drive, Toronto, Ontario, Canada M4N 2E5.
(8)	The business address of Pieter van Aswegen is 9 Reading Country Estates, 26 Fore Street, New Redruth, Alberton 1449, Republic of South Africa.
(9)	The business address of Gordon Xing is 34/F, The Lee Gardens, 33 Hysan Avenue, Causeway Bay, Hong Kong.
(10)	The business address of Benita Wang is Room 8718, Hua Neng Tower, No. 17, Quancheng Road, Jinan, China.
(11)	The business address of Global Strategic Partners Limited is 21st Floor, New World Tower 1, 18 Queen’s Road, Central, Hong Kong.

Immediately after this offering, our initial shareholders will beneficially own 20% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our initial shareholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial shareholders will be required to have up to an aggregate of 187,500 ordinary shares compulsorily repurchased by us. Our initial shareholders will be required to have repurchased by us only a number of shares necessary to maintain their collective 20% ownership interest in our ordinary shares after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Up to 187,500 of the initial shares may also be released from escrow earlier than this date for cancellation if the over-allotment option is not exercised in full as described above.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) for transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate the trust account, none of our initial shareholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Our officers have committed to purchase the insider warrants (for a total purchase price of $3,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as such warrants are held by the initial purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except (i) for transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the warrants were originally purchased, in each case where the transferee agrees to the transfer restrictions) until after we have completed a business combination.

In order to meet our working capital needs following the consummation of this offering, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The note would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s option, converted into warrants at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.

Robin Lee is our “promoter,” as that term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

In December 2010, we issued one ordinary share to Robin Lee, our chairman and chief executie officer, in connection with our formation. In January 2011, we issued an additional 2,156,249 ordinary shares to Robin Lee for $25,000 in cash, at a purchase price of $0.01 share. Mr. Lee thereafter transferred certain shares as follows:

Name	Number of Shares	Relationship to Us
Global Strategic Partners Limited	452,813	An entity controlled by John F. Ambruz, a Director
Brandon Ho	230,000	Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Director
Angela Ma	69,000	Vice President of Business Development, Assistant Secretary and Assistant Treasurer
Maozhen Sang	23,000	Vice President of Mining Analysis
John F. Ambruz	23,000	Director
Paul Bernards	23,000	Director
Pieter van Aswegen	23,000	Director
Gordon Xing	23,000	Director
Benita Wang	23,000	Director
Dr. Denis Worrall	23,000	Special Advisor

The shares transferred by Mr. Lee to Messrs. Ho, Sang, Ambruz, Bernards, van Aswegen and Xing and Ms. Ma and Ms. Wang are restricted and will vest in full upon the consummation of a business combination (subject to the terms of the escrow agreement), provided such individual is still an officer or director at such time. Such shares shall also vest in full if such individual ceases to be an officer or director for any reason other than voluntary termination or termination by us for cause. All unvested shares shall be transferred back to Mr. Lee at a price of approximately $0.02 per share.

In May 2011, we repurchased an aggregate of 718,750 ordinary shares from our initial shareholders for an aggregate of $0.01. Such repurchase was made solely to maintain our initial shareholders’ ownership interest in our ordinary shares at 20%. Each initial shareholder contributed its pro rata portion of the aggregate 718,750 shares that were repurchased by us based on the total number of shares each shareholder held at the time.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial shareholders have agreed to have repurchased by us up to an aggregate of 187,500 ordinary shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are repurchased, we would record the aggregate fair value of the shares repurchased and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the ordinary shares repurchased and the price paid for such repurchased shares (which would be an aggregate total of approximately $3,260 for all 187,500 shares). Upon receipt, such repurchased shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial shareholder’s ownership at a percentage of the number of shares to be sold in this offering. An increase in offering size of 10% would decrease the per-share conversion or liquidation amount by approximately $0.02 per share.

Our officers have committed, pursuant to written subscription agreements with us and Graubard Miller, as escrow agent, to purchase the 6,000,000 insider warrants (for a total purchase price of $3,000,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants will be exercisable for cash or on a cashless basis, at the holders’ option, and will not be redeemable by us, in each case so long as such warrants are held by the initial purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed a business combination.

In order to meet our working capital needs following the consummation of this offering, our officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The note would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s option, converted into warrants at a price of $0.50 per warrant. The warrants would be identical to the insider warrants. If we do not complete a business combination, the loans will be forgiven.

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants and any warrants our officers, directors, initial shareholders or their affiliates may be issued upon conversion of promissory notes issued for working capital loans made to us (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

SSCMG, an entity controlled by Robin Lee, has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of a business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay SSCMG $10,000 per month for these services. Robin Lee is the Group Chairman of SSCMG. Accordingly, he will benefit from the transaction to the extent of his interest in SSCMG. However, this arrangement is solely for our benefit and is not intended to provide Mr. Lee compensation in lieu of a salary. We believe, based on rents and fees for similar services in Hong Kong, that the fee charged by SSCMG is at least as favorable as we could have obtained from an unaffiliated person.

We have agreed to pay GSPL, an entity controlled by John F. Ambruz, a member of our board of directors, an advisory fee of an aggregate of $600,000 for assisting us with our formation and this offering. We have paid GSPL $50,000 of such fee and will pay GSPL an additional $225,000 of such fee upon consummation of this offering and the remaining $325,000 of such fee upon consummation of our initial business combination. We may also agree to pay GSPL an additional advisory fee for assisting us with consummating our initial business combination although no arrangement has been agreed to as of the date of this prospectus.

As of the date of this prospectus, SSCMG has advanced to us an aggregate of $186,493 to cover expenses related to this offering, as well as the first portion of the advisory fee payable to GSPL described above. The loans will be payable without interest on the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Our audit committee will review and approve all reimbursements and payments made to any initial shareholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Other than the fees described above and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that the business combination is fair to our unaffiliated shareholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our initial shareholders. We do not intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which our existing shareholders, executive officers or directors are affiliated. However, if circumstances change and we decide to acquire such an entity, we are required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we will be authorized to issue 50,000,000 ordinary shares, par value $0.001, and 1,000,000 preferred shares, par value $0.001. As of the date of this prospectus, 1,437,500 ordinary shares are outstanding, held by 11 shareholders of record.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately five trading days following the earlier to occur of the expiration or termination of the over-allotment option and its exercise in full, provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating when separate trading of the ordinary shares and warrants has commenced.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial business combination, all of our initial shareholders, as well as all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

We will proceed with the business combination only if public shareholders owning less than approximately 90% of the total number of shares sold in this offering exercise their conversion rights or seek to sell their shares to us in a tender offer and, solely if we are holding a meeting to approve such business combination, if a majority of the ordinary shares voted are voted in favor of the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate a business combination by 24 months from the consummation of this offering, we will liquidate and distribute the proceeds held in our trust account to our public shareholders, including any remaining interest. Our initial shareholders have agreed to waive their rights to share in any distribution from the trust account with respect to their initial shares.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination, regardless of whether they vote for or against such business combination, or seek to sell their shares in a tender offer in connection with such business combination and the business combination is completed. Public shareholders who convert their shares into their portion of the trust account or sell their shares to us in any tender offer still have the right to exercise the warrants that they received as part of the units.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each public warrant entitles the registered holder to purchase one ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing upon the completion of a business combination. However, no public warrants will be exercisable unless we have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective and current within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in the same manner as if we called the warrants for redemption and required all holders to exercise their warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, provided that such exemption is available. If that exemption is not available, holders will not be able to exercise their warrants on a cashless basis. Upon a cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the trading day prior to the date of exercise. The warrants will expire five years from the consummation of our initial business combination at 5:00 p.m., New York City time.

The insider warrants, as well as any warrants we issue to our officers, directors, initial shareholders or their affiliates upon conversion of promissory notes issued for working capital loans made to us, will be identical to the public warrants underlying the units being offered by this prospectus except that such warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

We may call the warrants for redemption (excluding the insider warrants),

•	in whole and not in part,
•	at a price of $.01 per warrant at any time while the warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $17.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and
•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants throughout the 30-day notice period and until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a differential between the then-prevailing share price and the warrant exercise price.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

If the number of outstanding ordinary shares is increased by a dividend payable in ordinary shares, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of ordinary shares equal to the product of (i) the number of ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ordinary shares) multiplied by (ii) the quotient of (x) the price per ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for ordinary shares, in determining the price payable for the ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ordinary shares on account of such ordinary shares (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the conversion rights of the holders of ordinary shares in connection with a proposed initial business combination, (d) as a result of the repurchase of ordinary shares by us in connection with an initial business combination or as otherwise permitted by the trust agreement governing our trust account, or (e) in connection with our liquidation and distribution of assets upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event. Additionally, the warrant agreement provides for certain modifications to what holders of warrants will have the right to purchase and receive upon the occurrence of certain events, and that if more than 30% of the consideration receivable by the holders of ordinary shares in the applicable event is payable in the form of common stock or ordinary shares in the successor entity that is not listed for trading on a national securities exchange or on the OTC Bulletin Board, or is not to be so listed for trading immediately following such event, then the warrant exercise price will be reduced in accordance with a formula specified in the warrant agreement.

Whenever the number of ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ordinary shares (other than those described above or that solely affects the par value of such ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing or Quotation of our Securities

There is presently no public market for our units, ordinary shares or warrants. We intend to apply to have the units, and the ordinary shares and warrants once they begin separate trading, listed on the NASDAQ Stock Market under the symbols CRDIU, CRDI and CRDIW, respectively. Although, after giving effect to this offering, we meet on a pro forma basis the minimum initial listing standards of the NASDAQ Stock Market, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the NASDAQ Stock Market as we might not meet certain continued listing standards.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a majority in number representing seventy-five percent (75%) in value of the shareholders voting together as one class and (b) if the shares to be issued to each shareholder in the surviving company are to have the same rights and economic value as the shares held in the constituent company, a special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) of the shareholders voting together as one class.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;
•	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;
•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and
•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Neither Cayman Islands law nor our articles of association allow our shareholders to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) of our shareholders or a two-thirds vote of our board of directors if such removal is for cause.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under our articles of association, after consummation of our initial business combination, our company may be dissolved, liquidated or wound up by order of the courts of the Cayman Islands upon petition by our board or by the vote of holders of two-thirds of our shares voting at a meeting or the unanimous written resolution of all shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended by special resolution (which requires approval by not less than two-thirds of the votes cast by the shareholders at a meeting) or the unanimous written resolution of all shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Selling Restriction

FOR CAYMAN ISLANDS INVESTORS:

No offer or invitation to subscribe for shares may be made to the public or any member of the public in the Cayman Islands.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	the right of public shareholders to exercise conversion rights and surrender their shares in lieu of participating in a proposed business combination or sell their shares back to us in a tender offer;
•	a prohibition against completing a business combination if approximately 90% or more of the holders of shares sold in this offering exercise their conversion rights, regardless of whether they are voting for or against a proposed business combination, or tender their shares to us in a tender offer;
•	a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate a business combination by 24 months after the closing of this offering; and
•	limitation on shareholders’ rights to receive a portion of the trust account.

The Companies Law permits a company domiciled in the Cayman Islands to amend its memorandum and articles of association with the sanction of a special resolution (which requires the approval of at least two thirds of the votes cast by shareholders at a meeting or the unanimous written resolution of all shareholders) or such higher majority as specified in its articles of association. A company may specify that the approval of a higher majority is required and provided the approval of the required majority is obtained, any Cayman Islands company may amend its memorandum and articles of association. Accordingly, although we could amend the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view these provisions as obligations to our shareholders and will not take any action to amend or waive these provisions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Money Laundering Regulations (2009 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognised financial institution; or
(b)	the subscriber is regulated by a recognised regulatory authority and is based or incorporated in, or formed under the law of, a recognised jurisdiction; or
(c)	the application is made through an intermediary which is regulated by a recognised regulatory authority and is based in or incorporated in, or formed under the law of a recognised jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law (2003) of the Cayman Islands. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 6,250,000 ordinary shares outstanding, or 7,187,500 shares if the over-allotment option is exercised in full. Of these shares, the 5,000,000 shares sold in this offering, or 5,750,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Rule 144

A person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 62,500 shares immediately after this offering (or 71,875 if the over-allotment option is exercised in full); and
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their initial shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and United States Federal income tax consequences of an investment in our ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to a double taxation treaty with any country that is applicable to any payment made to or by us.

No Cayman Islands stamp duty will be payable by investors in respect of the issue or transfer of ordinary shares. However, an instrument transferring title to an ordinary share, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have applied for an undertaking from the Governor-in-Cabinet of the Cayman Islands. If granted, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

This section is a general summary of the material United States Federal income tax provisions relating to the acquisition, ownership and disposition of our units, ordinary shares and warrants. This section does not address any aspect of United States Federal gift or estate tax, or the state, local or non-United States tax consequences of an investment in our ordinary shares and warrants, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our ordinary shares and warrants. This section only applies to investors who acquire ordinary shares and warrants in this offering and who hold their ordinary shares and warrants as capital assets for tax purposes. This discussion does not discuss all the tax consequences that may be relevant to particular investors in light of their circumstances or to investors that are subject to special rules, including:

•	a bank;
•	a dealer in securities or currencies;
•	a financial institution;
•	a trader in securities that elects to use a mark-to-market method of accounting for his securities holdings;
•	a tax-exempt organization;
•	an insurance company;
•	a person liable for alternative minimum tax;
•	a person that actually or constructively owns 10% or more of our voting stock;
•	a person that holds ordinary shares or warrants as part of a straddle, hedge, constructive sale or other integrated transaction;
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;
•	a person who acquired shares pursuant to the exercise of a compensatory stock option; or
•	a person who owns shares through a partnership or other pass-through entity.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to changes possibly retroactively. There is currently no comprehensive tax treaty between the United States and the Cayman Islands.

For purposes of the United States Federal income tax discussion below, an investor is a U.S. holder if the investor is the beneficial owner of ordinary shares or warrants and the investor is:

•	a citizen or resident of the United States;
•	a corporation or other entity taxable as a corporation under United States Federal income tax laws created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;
•	an estate whose income is subject to United States Federal income tax regardless of its source; or
•	a trust if (A) a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person.

A non-U.S. holder is a beneficial owner of ordinary shares or warrants that is not a U.S. holder for United States Federal income tax purposes.

We have not sought, and will not seek, any ruling from the Internal Revenue Service or any opinion of counsel with respect to the general summary of the tax consequences discussed below, and there can be no assurance that the Internal Revenue Service will not take a position contrary to the general summary of the tax consequences discussed below or that any position taken by the Internal Revenue Service would not be sustained.

This discussion is only a general summary of material United States Federal, state, local and non-U.S. income tax consequences of the acquisition, ownership and disposition of our securities. It does not provide any actual representations as to any tax consequences of the acquisition, ownership and disposition of our securities. As a result, each prospective investor is urged to consult its own tax advisors with respect to the United States Federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

Issuance of an Investment Unit

There is no authority addressing the treatment, for United States Federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for United States Federal income tax purposes as an investment unit consisting of one ordinary share and a warrant to acquire one ordinary share. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the ordinary share and the warrant based on their respective relative fair market values. A holder's initial tax basis in the ordinary share and warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder's purchase price allocation are not, however, binding on the Internal Revenue Service (the “IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States Federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States Federal tax purposes.

Taxation of Dividends

U.S. Holders.  Under the United States Federal income tax laws, and subject to the PFIC rules discussed below, any cash distributions we pay out of our current or accumulated earnings and profits (as determined for

United States Federal income tax purposes) will constitute dividends to a U.S. holder and will be subject to United States Federal income taxation. A corporate U.S. holder will be taxable at regular corporate rates on dividends paid and will not qualify for the dividends-received deduction. Dividends will be income from sources outside the United States, but generally will be passive income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a U.S. holder.

Dividends paid to a non-corporate U.S. holder in taxable years beginning before January 1, 2013 (after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income) that constitute qualified dividend income will be taxable to a non-corporate U.S. holder at a maximum tax rate of 15% provided that he meets certain holding period requirements. It is unclear whether the redemption rights with respect to our ordinary shares, described above under “Proposed Business —  Effecting a Business Combination — Redemption rights”, may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the preferential tax rate on qualified dividend income. Dividends we pay with respect to our ordinary shares generally will be qualified dividend income provided that, in the year that a non-corporate U.S. holder receives the dividend, our ordinary shares are readily tradable on an established securities market in the United States and we are not treated as a PFIC.

Distributions in excess of our current and accumulated earnings and profits, as determined for United States Federal income tax purposes, will be treated as a non-taxable return of capital to the extent of a U.S. holder's basis in his ordinary shares and thereafter as gain realized on the sale or other disposition of the ordinary shares and will be treated as described below under “Taxation of the Disposition of Ordinary Shares — U.S. Holders”.

Non-U.S. Holders.  Dividends paid to a non-U.S. holder in respect of our ordinary shares will not be subject to United States Federal income tax unless the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, under certain income tax treaties, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder). In such cases a non-U.S. holder will be taxed on such dividend income in the same manner as a U.S. holder, as described above. A corporate non-U.S. holder may, under certain circumstances, be subject to an additional branch profits tax with respect to effectively connected dividends at a 30% rate or at a lower rate if such corporate non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of the Disposition of Ordinary Shares

U.S. Holders.  Subject to the PFIC rules discussed below, if a U.S. holder sells or otherwise disposes of his ordinary shares (other than a redemption but including as a result a dissolution and liquidation in the event we do not consummate an initial business combination within the required time), he will recognize capital gain or loss for United States Federal income tax purposes equal to the difference between (1) the U.S. dollar value of the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares are held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares based upon the then fair market value of the ordinary share and the warrant included in the unit) and (2) a U.S. holder's adjusted tax basis in his ordinary shares.

Capital gain from the sale or other disposition of ordinary shares held more than one year is long-term capital gain, and is generally eligible for a reduced rate of taxation for individuals. Long-term capital gain of a non-corporate U.S. holder that is recognized before January 1, 2013 is generally taxed at a maximum rate of 15% or lower. There is substantial uncertainty, however, as to whether the redemption rights with respect to our ordinary shares, described above under “Proposed Business — Effecting a Business Combination — Redemption rights”, may suspend the running of the applicable holding period for this purpose. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. A U.S. holder's ability to deduct capital losses is subject to limitations.

Non-U.S. Holders.  A non-U.S. holder will generally not be subject to United States Federal income tax on gain recognized on the sale or other disposition of the non-U.S. holder’s ordinary shares which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) unless:

•	the gain is effectively connected with a non-U.S. holder's conduct of a trade or business in the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder); or
•	the non-U.S. holder is an individual and is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. Federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional `branch profits tax` at a 30% rate (or lower treaty rate). Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30% U.S. Federal income tax.

Taxation of the Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. holder redeems our ordinary shares for cash pursuant to the exercise of a redemption right, the transaction will be treated for United States Federal income tax purposes as a redemption of the ordinary shares. If that redemption qualifies as a sale of our ordinary shares by the U.S. holder under Section 302 of the Code, the holder will be treated as described under “Taxation of the Disposition of Ordinary Shares — U.S. Holders” above. If that redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. The redemption of our ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a corporate distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder's interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only shares actually owned by the holder, but also shares that are constructively owned by it. A U.S. holder may constructively own shares owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any shares the holder has a right to acquire pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding ordinary shares actually and constructively owned by the U.S. holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding ordinary shares actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a U.S. holder's interest if either (i) all of the ordinary shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of the ordinary shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if a U.S. holder's redemption results in a “meaningful reduction” of the holder's proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority holder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Dividends”, above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed ordinary shares will be added to the holder's adjusted tax basis in its shares, or, if it has none, to the holder's adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our ordinary shares are not then publicly traded, one percent) or more of our ordinary shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of our ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise of Warrants

Subject to the PFIC rules discussed below, and except as discussed below with respect to the cashless exercise of a warrant, upon the exercise of a warrant, a U.S. holder will not recognize gain or loss and will have a tax basis in the ordinary shares received equal to the U.S. holder's tax basis in the warrant plus the exercise price of the warrant. The holding period for the ordinary shares purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period during which the U.S. holder held the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for United States Federal income tax purposes. In either tax-free situation, a U.S. holder's basis in the ordinary shares received would equal the holder's basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder's holding period in the ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of ordinary shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants deemed surrendered. In this case, a U.S. holder's tax basis in the common stock received would equal the sum of the fair market value of the ordinary shares represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants exercised. A U.S. holder's holding period for the ordinary shares would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the United States Federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Taxation of the Sale, Taxable Exchange, Redemption or Expiration of Warrants

Subject to the PFIC rules discussed below, upon a sale, taxable exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between:

•	the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the ordinary share included in the unit); and
•	the U.S. holder's tax basis in the warrant.

Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Constructive dividends on a Warrant

Subject to the PFIC rules discussed below, if we pay a share dividend or extraordinary dividend on our ordinary shares while a U.S. holder holds our warrants, and, pursuant to the anti-dilution provisions of the warrants set forth in “Description of Securities — Warrants” above, the conversion rate of the warrants is increased, such increase generally will be deemed to be the payment of a taxable dividend to the U.S. holder to the extent of our earnings and profits, notwithstanding the fact that the holder will not have received any cash or property. If the conversion rate is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments also could result in the deemed payment of a taxable dividend to U.S. holders. U.S. holders should consult with their own tax advisors as to the proper treatment of any adjustments to the conversion rate of the warrants.

Passive Foreign Investment Company Rules

Special United States tax rules apply to a company that is considered a PFIC. Under these rules, we will be classified as a PFIC for United States Federal income tax purposes in any taxable year in which either:

•	at least 75% of our gross income for the taxable year is passive income; or
•	at least 50% of the gross value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the shares of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation's income.

Because we are a blank check company with no current active business, we believe that it is likely that we will meet the PFIC asset test or income test for our current taxable year. However, there is a start-up exception under the PFIC rules, whereby a corporation will not be a PFIC for the first taxable year that the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC, (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year, and (3) the corporation is not in fact a PFIC for either of those years. It is uncertain whether we will qualify for the start-up exception. After the consummation of our initial business combination, we may still be classified as a PFIC depending on the timing of the acquisition and the amount of our passive income and assets and the passive income and assets of the acquired business

If we are treated as a PFIC during any year of a U.S. holder's holding period, and a U.S. holder does not make a “qualified electing fund” election (a “QEF Election”) for the first taxable year of his holding period for our shares or a U.S. holder does not make a mark-to-market election, as described below, such U.S. holder could be subject to significant adverse tax consequences. Specifically, a U.S. holder will be subject to special rules with respect to:

•	any gain realized on the sale or other disposition of a U.S. holder's ordinary shares or warrants; and
•	any excess distribution that we make to a U.S. holder (generally, any distributions to a U.S. holder during a single taxable year that are greater than 125% of the average annual distributions received by him in respect of the ordinary shares during the three preceding taxable years or, if shorter, his holding period for the ordinary shares or warrants).

Under these rules:

•	the gain or excess distribution will be allocated ratably over a U.S. holder's holding period for the ordinary shares and warrants;
•	the amount allocated to the taxable year in which a U.S. holder realized the gain or excess distribution, and any taxable year prior to the first taxable year that the U.S. Holder held ordinary shares in which we were classified as a PFIC (a “pre-PFIC year”), would be taxable as ordinary income;
•	the amount allocated to each year, other than the current year and any pre-PFIC year, would be taxed at the highest tax rate in effect for that year; and the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year for the period it had been deferred.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

In general, a U.S. holder may avoid the PFIC tax consequences described above in respect of our ordinary shares acquired as part of a unit by making, on a timely basis, a QEF Election to include in income, on a current basis, his pro rata share of our net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income),in each case whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. Under the QEF Election rules, the tax basis of a U.S. holder's ordinary shares will be increased by amounts that are included in income, and decreased by amounts distributed on his ordinary shares but not taxed as dividends. A U.S. holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF Election rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF Election by attaching an appropriately completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States Federal income tax return for the taxable year to which the election relates. Retroactive QEF Elections generally may be made only by filing a protective statement with such return provided certain other conditions are met or with the consent of the IRS. If a U.S. holder has elected the application of the QEF Election rules to our shares, and the penalizing tax and interest charge rules described above do not apply to such ordinary shares (because of a timely QEF Election for the first tax year of the U.S. holder's holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of our ordinary shares generally will be subject to tax as capital gain and no penalizing tax or interest charge will be imposed.

In order to comply with the requirements of a QEF Election, a U.S. holder must receive certain information from us. Upon a request from a U.S. holder, we will endeavor to provide to the U.S. holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF Election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. holder who has held shares while we were a PFIC, whether or not we meet the test for PFIC status in such subsequent years. A U.S. holder who makes a QEF Election for our first taxable year in which the U.S. holder holds our shares and for which we are determined to be a PFIC, however, will not be subject to the penalizing tax and interest charge rules described above in respect to such ordinary shares. In addition, such U.S. holder will not be subject to the QEF inclusion regime with respect to such ordinary shares for the tax years in which we are not a PFIC. On the other hand, if the QEF Election is not effective for each of taxable years in which we are a PFIC and the U.S. holder holds our ordinary shares, the PFIC rules discussed above will continue to apply to such ordinary shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such ordinary shares attributable to the pre-QEF Election period.

In the case of warrants, however, a U.S. holder may not make a QEF Election or a mark-to-market election, as described below. As a result, if a U.S. holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the penalizing tax and interest charge rules treating the gain as an excess distribution, as described above, if we were classified as a PFIC at any time during the period the U.S. holder held the warrants. If a U.S. holder that exercises such warrants, properly makes a QEF Election with respect to the newly acquired ordinary shares (or has previously made a QEF Election with respect to our ordinary shares), the QEF Election will apply to the ordinary shares received upon exercise of the warrants, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. holder held the warrants) unless the U.S. holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such ordinary shares at their fair market value. The gain recognized by reason of the purging election will be subject to the penalizing tax and interest charge rules as described above. As a result of the purging election, the U.S. holder will have a new tax basis and holding period in the ordinary shares acquired upon exercise of the warrants for purposes of the PFIC rules.

Alternatively, if ordinary shares in a PFIC are treated as marketable shares, a U.S. holder may make a mark-to-market election. If a U.S. holder makes this election for the first taxable year in which he owns ordinary shares in a PFIC, he will not be subject to the PFIC rules described above. Instead, in general, he will include as ordinary income each year the excess, if any, of the fair market value of his ordinary shares at the end of the taxable year over his adjusted basis in his ordinary shares. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. A U.S. holder will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of his ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). A U.S. holder's basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. Any gain recognized upon the sale, exchange or other disposition of a U.S. holder's ordinary shares will be taxed as ordinary income. Any loss realized on the sale, exchange or other disposition of a U.S. holder's ordinary shares would be taxed as an ordinary loss to the extent that such loss does not exceed the mark-to-market gain previously included as ordinary income by the U.S. holder. Under applicable Treasury regulations, the mark-to-market election can only be made with respect to ordinary shares that are “regularly traded” on a “qualified exchange.” A “qualified exchange” includes a national securities exchange that is registered with the Securities and Exchange Commission or on NASDAQ, or on a foreign securities exchange that is regulated and supervised by a governmental authority of the country in which the market is located and in respect of which certain other requirements are met. Although it is expected that our ordinary shares will be listed on the NASDAQ Stock Market we cannot predict at this time whether there would be sufficient trading activity for our ordinary shares to be treated as “regularly traded”. U.S. holders are urged to consult their tax advisor regarding the availability and tax consequences of a mark-to-market election in respect of our shares.

In addition, notwithstanding any election a U.S. holder makes with regard to the ordinary shares, dividends that he receives from us will not constitute qualified dividend income to the U.S. holder if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that a U.S. holder receives that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, a U.S. holder must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States Federal income tax purposes) in his gross income, and it will be subject to tax at rates applicable to ordinary income.

Under recently enacted legislation, if a U.S. holder owns ordinary shares during any year that we are a PFIC, a U.S. holder must annually file IRS Form 8621 (or successor form) providing such information as the IRS may require, whether or not a QEF Election or a mark-to-market election is made. U.S. holders should consult their tax advisor regarding the application of the PFIC rules to our ordinary shares or warrants in their particular circumstances, including the availability of making an election to avoid adverse United States Federal income tax consequences under the PFIC rules in the case we are determined to be a PFIC in a future year.

Tax and Information Reporting and Backup Withholding

U.S. holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement. U.S. holders are urged to consult their own tax advisors regarding this reporting obligation.

U.S. holders generally are subject to information reporting requirements with respect to dividends paid on our ordinary shares and on the proceeds from the sale or other disposition of our ordinary shares or warrants if the payments are made by or through a U.S. person or a U.S. office of a non-U.S. person. In addition, U.S. holders are subject to backup withholding (currently at 28%) on dividends paid on our ordinary shares, and on proceeds from the sale other disposition of our ordinary shares or warrants, unless each such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 (or successor form) or otherwise establishes an exemption.

A non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Recently enacted legislation imposes withholding at a rate of 30% on payments to certain foreign entities, after December 31, 2012, on dividends on and the gross proceeds of dispositions of U.S. equity interests, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the units.

Backup withholding is not an additional tax and the amount of any backup withholding will be allowed as a credit against a U.S. or non-U.S. holder's U.S. Federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Lazard Capital Markets LLC is acting as representative, has individually agreed to purchase on a firm commitment basis, the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Lazard Capital Markets LLC
Ladenburg Thalmann & Co. Inc.
Chardan Capital Markets, LLC
I-Bankers Securities, Inc.
Total	5,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $     per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-allotment Option

We have granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 750,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover a net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of the over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$10.00	$50,000,000	$57,500,000
Discount(1)(3)	$0.30	$1,500,000	$1,725,000
Proceeds before expenses(2)	$9.70	$48,500,000	$55,775,000

(1)	This amount does not include contingent underwriting fees in an amount equal to 3% of the Closing Cash; provided, however, that 0.8% of the Closing Cash may be retained by us and distributed, in our sole discretion, to firms who may or may not be underwriters who are instrumental in advising or assisting us in connection with the completion of our initial business combination. The contingent underwriting fees are payable only upon consummation of our initial business combination. The contingent underwriting fees will not exceed 3% of the offering proceeds.
(2)	The offering expenses (other than underwriting discounts) are estimated at $900,000.
(3)	This amount does not include payment of an advisory fee in an aggregate amount of $600,000 to GSPL, an entity controlled by John F. Ambruz, a member of our board of directors, for assisting us with our formation and this offering.

No discounts or commissions will be paid on the sale of the insider warrants.

Lock-Ups

Pursuant to a letter agreement, the purchasers of the insider warrants have agreed that such insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed an initial business combination.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the NASDAQ Stock Market, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Other than described in this prospectus, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intention to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s-length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days after the date of this prospectus, unless the Financial Industry Regulatory Authority, Inc. determines that such payment would not be deemed underwriters’ compensation in connection with this offering, except with respect to the contingent underwriting fees described elsewhere in this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Notice to Investors

Hong Kong

Please be warned that the contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to this offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

The units, warrants and ordinary shares offered hereby have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than: (i) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under that ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance.

Further, no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to this offering or the securities offered hereby, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that ordinance. This document and the information contained herein may not be used other than by the person to whom it is addressed and may not be reproduced in any form or transferred to any person in Hong Kong.

This offering is not an offer for sale to the public in Hong Kong and it is not our intention that the units, warrants or ordinary shares be offered for sale to the public in Hong Kong.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the European Union Prospectus Directive (Directive 2003/71/EC), each of which we refer to as a “Relevant Member State,” an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that an offer to the public in that Relevant Member State of any of our shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of: an average of at least 250 employees during the last financial year; a total balance sheet of more than 43,000,000 euros; and an annual net turnover of more than 50,000,000 euros, as shown in its last annual or consolidated accounts;
•	by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of Lazard Capital Markets LLC for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our shares to be offered so as to enable an investor to decide to purchase or subscribe our shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means European Union Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Selling Restrictions Addressing Additional United Kingdom Securities Laws

With respect to the United Kingdom, this prospectus may only be distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, with all such persons together being referred to as relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any persons other than relevant persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as United States counsel in connection with the registration of our securities under the Securities Act. Graubard Miller is also acting as escrow agent in connection with the purchase price for the insider warrants as described elsewhere in this prospectus. Legal matters as to Cayman Islands’ law, as well as the validity of the securities offered in this prospectus, will be passed upon for us by Conyers Dill & Pearman, Hong Kong. Wu & Kao, P.L.L.C. has acted as our special Chinese counsel in connection with this offering and has passed upon certain matters relating to Chinese laws and disclosures. Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The report of Rothstein, Kass & Company, P.C. is included in reliance upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

China Resources Development Inc.
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of
China Resources Development Inc.

We have audited the accompanying balance sheet of China Resource Development Inc. (a corporation in the development stage) (the “Company”) as of December 31, 2010 and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from December 6, 2010 (date of inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the results of its operations and its cash flows for the period from December 6, 2010 (date of inception) to December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
May 26, 2011

CHINA RESOURCES DEVELOPMENT INC.
(A corporation in the development stage)

BALANCE SHEET

	March 31, 2011 (unaudited)	December 31, 2010
ASSETS
Current assets – cash	$32,253	$
Deferred offering costs	221,603		60,000
Total assets	$253,856		$60,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued offering costs	$50,633		$40,000
Accrued expenses	325
Amount due to related party	132,828		24,139
Note payable to related party	50,000
Total current liabilities	$233,786		$64,139
COMMITMENTS
Shareholders’ equity
50,000,000 ordinary shares, par value of $0.001 per share, and 1,000,000 preferred shares, par value of $0.001 per share authorized, 2,156,250 and 1 ordinary shares issued and outstanding as of December 31, 2010 and March 31, 2011, respectively	2,156
Additional paid-in capital	22,844
Deficit accumulated during the development stage	(4,930)		(4,139)
Total shareholders’ equity	20,070		(4,139)
Total liabilities and shareholders’ equity	$253,856		$60,000

See accompanying notes to financial statements.

CHINA RESOURCES DEVELOPMENT INC.
(A corporation in the development stage)

STATEMENT OF OPERATIONS
For the Period from December 6, 2010 (Inception) to March 31, 2011

	For the period from December 6, 2010 (Inception) to December 31, 2010	For the period from January 1, 2011 to March 31, 2011 (unaudited)	For the period from December 6, 2010 (Inception) to March 31, 2011 (unaudited)
Revenue	$—	$—	$—
Formation and operating costs	(4,139)	(791)	(4,930)
Net loss applicable to ordinary shareholders	$(4,139)	$(791)	$(4,930)
Loss per ordinary share, basic and diluted	$(4,139)	$—	$—
Weighted average number of ordinary shares outstanding, basic and diluted	1	2,036,458	1,580,011

See accompanying notes to financial statements.

CHINA RESOURCES DEVELOPMENT INC.
(A corporation in the development stage)

STATEMENT OF SHAREHOLDERS’ EQUITY
For the Period from December 6, 2010 (Inception) to March 31, 2011

	Ordinary Shares		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Shareholders’ Equity
	Shares	Amount
Balance, December 6, 2010 (Inception)	—	$—	$—	$—	$—
Shares of ordinary share issued at $0.001 per share to initial shareholders on December 6, 2010	1
Net loss for the period				(4,139)	(4,139)
Balance at December 31, 2010	1	—	—	(4,139)	(4,139)
Shares of ordinary share issued at $0.001 per share to initial shareholders on January 6, 2011	2,156,249	2,156	22,844	—	25,000
Net loss for the period				(791)	(791)
Balance at March 31, 2011 (unaudited)	2,156,250	$2,156	$22,844	$(4,930)	$20,070

See accompanying notes to financial statements.

CHINA RESOURCES DEVELOPMENT INC.
(A corporation in the development stage)

STATEMENT OF CASH FLOWS
For the Period from December 6, 2010 (Inception) to March 31, 2011

	For the period from December 6, 2010 (Inception) to Dec 31, 2010	For the period from January 1, 2011 to March 31, 2011 (unaudited)	For the period from December 6, 2010 (Inception) to March 31, 2011 (unaudited)
Cash flows from operating activities:
Net loss	$(4,139)	$(791)	$(4,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating liabilities:
Accrued expenses		325	325
Net cash used in operating activities	(4,139)	(466)	(4,605)
Cash flows from financing activities:
Advance from related party	24,139	132,828	156,967
Proceeds from note payable to related party		25,861	25,861
Proceeds from issuance of ordinary shares to initial shareholder		25,000	25,000
Payment of deferred offering costs	(20,000)	(150,970)	(170,970)
Net cash provided by financing activities	4,139	32,719	36,858
Net increase in cash	—	32,253	32,253
Cash at beginning of period	—	—	—
Cash at end of period	$—	$32,253	$32,253
Supplemental disclosure of non-cash financing activities:
Accrual of deferred offering costs	$40,000	$10,633	$50,633
Conversion of advance from related party to note payable to related party	$—	$24,139	$24,139

See accompanying notes to financial statements.

CHINA RESOURCES DEVELOPMENT INC.
(A corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Business Operations

China Resources Development Inc. (a corporation in the development stage) (the “Company”) was incorporated in Cayman Islands on December 6, 2010 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination or contractual arrangement, with one or more businesses or entities (collectively the “Business Combination”).

At March 31, 2011 (unaudited), the Company had neither engaged in any operations nor generated revenue to date. All activity through March 31, 2011 (unaudited) (relates to the Company’s formation and the proposed public offering described below. The Company is considered to be in the development stage as defined in Financial Accounting Standard Board Accounting Standard Codification (“ASC”) 915, “Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year-end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds from the proposed public offering (the “Proposed Offering”) (see Note 3), although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward consummating a “Business Combination” with one or more businesses or entities. As used herein, a “Business Combination” shall mean the acquisition of one or more businesses or entities that has a fair market value of at least 80% of the balance of the funds in the trust account (the “Trust Account”) at the time of the Company’s execution of a definitive agreement relating to such Business Combination.

Upon closing of the Proposed Offering, approximately $50,250,000 of the proceeds of this offering and the private placement of warrants (see Note 4) (or approximately $57,525,000 if the over-allotment is exercised in full) will be placed in the Trust Account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Trust Account upon the failure by the Company to consummate a Business Combination within the required time period. Notwithstanding the foregoing, (i) funds can be released to the Company from the Trust Account necessary to purchase up to 20% of the shares sold in the Proposed Offering, (ii) interest income on the funds held in the Trust Account can be released to the Company to pay its income and other tax obligations and (iii) interest income on the funds held in the Trust Account can be released to the Company to pay for its working capital requirements in connection with searching for a Business Combination.

The Company will either seek shareholder approval of any Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, or provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. The Company will proceed with a Business Combination only if holders of less than approximately 90% of the shares sold in the Proposed Offering (the “Public Shareholders”) elect to convert their shares (in the case of a shareholder meeting) or sell their shares to the Company (in the case of a tender offer) and, solely if shareholder approval is sought, a majority of the outstanding ordinary shares of the Company voted are voted in favor of the Business Combination. In connection with any shareholder vote required to approve any Business Combination, all of the Company’s initial shareholders have agreed (i) to vote any of their respective shares in favor of the initial Business Combination, (ii) not to convert any of their respective shares, and (iii) not to sell any of their respective shares to the Company pursuant to any tender offer described above.

As described above, if the Company seeks shareholder approval of its initial Business Combination instead of engaging in a tender offer, prior to the consummation of a Business Combination, there can be released to the Company from the Trust Account amounts necessary to repurchase up to 20% of the shares sold in the Proposed Offering in open market transactions at any time commencing after the filing of a

CHINA RESOURCES DEVELOPMENT INC.
(A corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Nature of Business Operations  – (continued)

preliminary proxy statement for such Business Combination and ending on the date immediately prior to the vote held to approve such Business Combination.

If the Company does not consummate a Business Combination within 24 months from the Proposed Offering, it will trigger the automatic liquidation of the Trust Account and the dissolution of the Company. The amount in the Trust Account, less amounts representing the aggregate nominal par value of the shares of the Public Shareholders under the Companies Law of the Cayman Islands (the “Cayman Companies Law”) will be treated as share premium, which is distributable under the Cayman Companies Law provided that immediately following the proposed distribution, the Company is able to pay its debts as they fall due in the ordinary course of business.

Note 2 — Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

Unaudited results

The accompanying unaudited balance sheet as of March 31, 2011, the statements of operations, changes in shareholders’ equity, and cash flows ending March 31, 2011 are unaudited. The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary to present fairly the Company’s financial position as of March 31, 2011 and results of operations and cash flows ending March 31, 2011. The three months of activity presented as of March 31, 2011 is not indicative of what is expected for twelve months.

Translation of foreign currency

The financial statements are presented in U.S. dollars. Assets and liabilities held at institutions that have a functional currency (i.e., the currency in which activities are primarily conducted) other than the U.S. dollar are translated to U.S. dollars at year-end exchange rates.

Development stage company

The Company complies with the reporting requirements of ASC 915 “Development Stage Entities”.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which may, at times, exceed the Federal depository insurance coverage of $250,000. The Company has not experienced a loss on this account and management believes the Company is not exposed to significant risks on such account.

Deferred offering costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A “Expenses of Offering”. Deferred offering costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to shareholder’s equity upon the receipt of the Proposed Offering proceeds or charged to expense if the Proposed Offering is not completed. The Company had incurred deferred offering costs of approximately $60,000 and $223,000 relating to expenses connected with the Proposed Offering as of December 31, 2010 and March 31, 2011 (unaudited), respectively.

CHINA RESOURCES DEVELOPMENT INC.
(A corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies  – (continued)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820 “Fair Value Measurements and Disclosures”, approximates the carrying amounts presented in the accompanying balance sheet.

Income taxes

The Company complies with ASC 740 “Accounting for Income Taxes”, which prescribes a recognition threshold and measurement attribute for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the Company has taken or expects to take on its tax return. ASC 740 requires that the financial statements reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. There were no adjustments related to uncertain tax positions recognized during the period December 6, 2010 (inception) to December 31, 2010 and January 1, 2011 to March 31, 2011 (unaudited).

Loss per ordinary share

The Company complies with accounting and disclosure requirements of ASC 260 “Earnings per Share”. Basic loss per ordinary share is computed by dividing net loss applicable to common shareholders by the weighted average number of ordinary shares outstanding during the period. Diluted loss per ordinary share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares or resulted in the issuance of ordinary shares and would then share in the earnings of the Company except where the result would be anti-dilutive. There were no potentially dilutive securities or other contracts outstanding for all periods presented; as a result, diluted loss per ordinary share is the same as basic loss per ordinary share.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates.

Geographical risk

The Company’s operations, if a Business Combination is consummated outside the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

New accounting pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3 — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 5,000,000 units (“Units”) at $10.00 per unit. Each Unit consists of one ordinary share of the Company at $0.001 par value, and one redeemable ordinary share purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $11.50 upon the completion of the initial Business Combination, and will expire five years from the completion of the initial Business Combination. The Warrant will be redeemable at a price of $0.01 per Warrant upon 30 days prior written notice (“30-Day Notice Period”) at any time while the Warrants are exercisable, only in the event that the last sale price of the

CHINA RESOURCES DEVELOPMENT INC.
(A corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Offering  – (continued)

ordinary shares is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given, provided that the Company has an effective registration statement under the Securities Act covering the shares issuable upon exercise of the warrants and a current prospectus relating to them is available throughout the 30-Day Notice Period and until the date of redemption. If a registration statement is not effective within a specified period following the consummation of a Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, provided that such exemption is available. If that exemption is not available, holders will not be able to exercise their warrants on a cashless basis. Notwithstanding the foregoing, in no event will the Company be required to net cash settle the Warrants.

The Company anticipates granting the underwriters a 45-day option to purchase up to 750,000 units (over and above the 5,000,000 units referred to above) solely to cover over-allotments, if any. A discount of 3% of gross proceeds from the offering is anticipated for underwriting fees.

Note 4 — Related Party Transactions

An entity controlled by the Company’s principal shareholder and director, SSC Mandarin Investment Group Limited, provided preliminary funding in the amount of approximately $24,000 for formation and operating costs and deferred offering costs for the period from December 6, 2010 (Inception) to December 31, 2010, which is included in due to related party. On January 5, 2011, the Company issued a $50,000 unsecured promissory note to SSC Mandarin Investment Group Limited, which included a conversion of the amounts previously recorded as due to related party. The note is non-interest bearing and is payable on the earlier of January 5, 2012 or the consummation of the Proposed Offering. As of December 31, 2010 and March 31, 2011 (unaudited), SSC Mandarin Investment Group Limited had advanced to the Company an aggregate of approximately $24,000 and $133,000, respectively, to cover operating costs and deferred offering costs.

The Company currently occupies office space provided by an affiliate of its Chairman and Chief Executive Officer. Such affiliate has agreed that, from the effective date of the Proposed Offering until the consummation of the initial Business Combination by the Company or the distribution of the Trust Account to the Public Shareholders, it will make such office space, as well as general and administrative services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services.

Robin Lee, director and officer of the Company, and other officers of the Company have agreed to purchase in a private placement an aggregate of 6,000,000 warrants simultaneously with the consummation of the Proposed Offering at a price of $0.50 per warrant (an aggregate purchase price of approximately $3,000,000) from the Company and not as part of the Proposed Offering. These warrants purchased by such individuals will be placed into the Trust Account and will not be released until the completion of a Business Combination. Management does not believe that the sale of warrants to such individuals will result in the recognition of stock-based compensation expense because the warrants are being sold at or above fair value. However, the actual fair value of the warrants and any stock-based compensation will be determined on the date of issuance.

The Company has entered into an agreement with Global Strategic Partners Limited, an entity for which John Ambruz, a director of the Company, is the Managing Member. The agreement provides for financial advisory and coordination services related to the Proposed Offering. Costs for services provided by both Global Strategic Partners Limited and its Managing Member total approximately $40,000 and $10,000 for the period December 6, 2010 (inception) through December 31, 2010 and January 1, 2011 through March 31, 2011 (unaudited) and are included in deferred offering costs and accrued offering costs. Additional fees of

CHINA RESOURCES DEVELOPMENT INC.
(A corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

Note 4 — Related Party Transactions  – (continued)

$225,000 will be paid upon consummation of the Proposed Offering and fees of $325,000 upon consummation of a Business Combination. The Company will also reimburse Global Strategic Partners Limited for its reasonable out-of pocket expenses.

In January 2011, Robin Lee transferred a total of 912,813 ordinary shares to other parties, including 452,813 ordinary shares to Global Strategic Partners Limited (“GSPL”) and 23,000 ordinary shares to John F. Ambruz, GSPL’s Managing Member, at a purchase price of approximately $0.01 per share (or an aggregate of $10,583), the same price Mr. Lee originally paid for such shares. Mr. Lee transferred the shares to these parties, including GSPL and Mr. Ambruz, so they could participate in the equity ownership of the Company at t he same price that Mr. Lee was participating without the need for the Company to issue additional shares and cause further dilution. The transfer of shares to Mr. Ambruz was made after he had agreed to serve as director of the Company. However, the transfers to Global Strategic Partners Limited and Mr. Ambruz were not in any way related to the advisory agreement with GSPL described in Note 4 above.

Note 5 — Ordinary Shares

On December 6, 2010, in connection with the formation of the Company, the Company issued one ordinary share to Robin Lee, director and officer of the Company, for a nominal consideration. On January 6, 2011, the Company further issued 2,156,249 ordinary shares to Robin Lee for an aggregate of approximately $25,000 in cash, in a private placement.

Of the initial ordinary shares outstanding, an aggregate of up to 187,500 shares are subject to redemption by the Company to the extent that the over-allotment option is not exercised in full by the underwriters. The Company will redeem from the holders of these ordinary shares, at no cost to the Company, a number of ordinary shares necessary to maintain their collective 20% ownership interest in the Company’s securities after giving effect to the Proposed Offering and exercise, if any, of the underwriters’ over-allotment option.

Note 6 — Subsequent Events

During May 2011, the Company repurchased an aggregate of 718,750 ordinary shares from its initial shareholders for an aggregate of $0.01. The repurchase was made solely to maintain the Company’s initial shareholders’ ownership interest in the Company’s ordinary shares at 20% following a reduction in the size of the Proposed Offering. Such repurchased shares were immediately cancelled, resulting in the retirement of the treasury shares and a corresponding credit to additional paid-in capital.

Management has performed an evaluation of subsequent events through May 26, 2011, the date of issuance of the financial statements. Subsequent events have been evaluated through this date, noting no additional items which require adjustment or disclosure.

$50,000,000

China Resources Development Inc.

5,000,000 Units

PRELIMINARY PROSPECTUS

_______, 2011

Sole Book-Running Manager

Lazard Capital Markets

Ladenburg Thalmann & Co. Inc.

Chardan Capital Markets, LLC                                              I-Bankers Securities, Inc.

Until __________, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	21,529
FINRA filing fee	19,044
Advisory fee	275,000
Accounting fees and expenses	60,000
NASDAQ Stock Market listing fees	65,000
Printing and engraving expenses	35,000
Directors & Officers liability insurance premiums	100,000	(2)
Legal fees and expenses	240,000
Miscellaneous	83,427	(3)
Total	$900,000

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company $16,100 for acting as trustee, as transfer agent of the registrant’s ordinary shares, as warrant agent for the registrant’s warrants and as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

(a)  During the past three years, we sold 2,156,250 ordinary shares without registration under the Securities Act to Robin Lee. Of such shares, one share was issued on December 6, 20120 and 2,156,249 shares were issued on January 6, 2011. All such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to Mr. Lee, an officer and director of ours and an accredited investor. The shares issued to Mr. Lee were sold for an aggregate offering price of $25,000 at an average purchase price of $0.01 per share.

In addition, our officers have committed to purchase from us 6,000,000 warrants at $0.50 per warrant (for an aggregate purchase price of $3,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)  The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement (filed on May 20, 2011 with Amendment No. 5 to the Registration Statement).
3.1	Amended and Restated Memorandum and Articles of Association (filed on May 6, 2011 with Amendment No. 4 to the Registration Statement).
4.1	Specimen Unit Certificate (filed on May 20, 2011 with Amendment No. 5 to the Registration Statement).
4.2	Specimen Ordinary Share Certificate (filed on February 18, 2011 with Amendment No. 1 to the Registration Statement).
4.3	Specimen Warrant Certificate (filed on February 18, 2011 with Amendment No. 1 to the Registration Statement).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (filed on May 20, 2011 with Amendment No. 5 to the Registration Statement).
5.1	Opinion of Conyers Dill & Pearman.
5.2	Opinion of Graubard Miller (filed on May 6, 2011 with Amendment No. 4 to the Registration Statement).
10.1	Form of Letter Agreement among the Registrant, Lazard Capital Markets LLC and each of the Registrant’s Officers, Directors and Initial Shareholders (filed on May 6, 2011 with Amendment No. 4 to the Registration Statement).
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (filed on May 20, 2011 with Amendment No. 5 to the Registration Statement).
10.3	Form of Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders (filed on May 6, 2011 with Amendment No. 4 to the Registration Statement).
10.4	Form of Letter Agreement between SSC Mandarin Investment Group Limited and Registrant regarding administrative support (filed on February 18, 2011 with Amendment No. 1 to the Registration Statement).
10.5	Promissory Note issued to SSC Mandarin Investment Group Limited (filed on March 23, 2011 with Amendment No. 2 to the Registration Statement).
10.6	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders (filed on February 18, 2011 with Amendment No. 1 to the Registration Statement).
10.7	Form of Subscription Agreements among the Registrant, Graubard Miller and the Purchasers of Insider Warrants (filed on March 23, 2011 with Amendment No. 2 to the Registration Statement).
10.8	Advisory Agreement between the Registrant and Global Strategic Partners Limited (filed on March 23, 2011 with Amendment No. 2 to the Registration Statement).
14	Code of Ethics (filed on February 18, 2011 with Amendment No. 1 to the Registration Statement).
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.3	Consent of Graubard Miller (included in Exhibit 5.2) (filed on May 6, 2011 with Amendment No. 4 to the Registration Statement).
24	Power of Attorney (included on signature page of this Registration Statement).

Exhibit No.	Description
99.1	Form of Audit Committee Charter (filed on February 18, 2011 with Amendment No. 1 to the Registration Statement).
99.2	Form of Nominating Committee Charter (filed on February 18, 2011 with Amendment No. 1 to the Registration Statement).
99.3	Opinion of Wu & Kao, PLLC (filed on May 6, 2011 with Amendment No. 4 to the Registration Statement).

**	Previously filed.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China, on the 2nd day of June, 2011.

CHINA RESOURCES DEVELOPMENT INC.
By: /s/ Seng Leong Lee Name: Seng Leong Lee Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Seng Leong Lee, Xiaona Ma and Wing Kai Ho his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Seng Leong Lee Seng Leong Lee	Chairman and Chief Executive Officer (Principal executive officer)	June 2, 2011
/s/ Wing Kai Ho Wing Kai Ho	Vice President of Finance, Chief Financial Officer (Principal financial and accounting officer), Secretary, Treasurer and Director	June 2, 2011
/s/ John F. Ambruz John F. Ambruz	Director	June 2, 2011
/s/ Paul Bernards Paul Bernards	Director	June 2, 2011
Pieter van Aswegen	Director
Shaonan Xing	Director
Qiaolian Wang	Director

Authorized Representative in the United States:

Graubard Miller

By: /s/ JEFFREY M. GALLANT Name: Jeffrey M. Gallant Title: Partner Date: June 2, 2011